UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RESMED INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of ResMed Inc. on Wednesday, November 18, 2009, at 10:00 a.m. Australian Eastern Time (Tuesday, November 17, 2009, at 3:00 p.m. US Pacific Time) in the corporate offices of ResMed Limited, located at 1 Elizabeth Macarthur Drive, Bella Vista NSW 2153.

The attached Notice of Meeting and Proxy Statement contain information about the business of the meeting, the nominees for election as directors and the other proposals. This year we ask you to elect three directors of the Company, approve amendments to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan, approve amendments to the ResMed Inc. Employee Stock Purchase Plan, and ratify the selection of our independent auditors for fiscal year 2010.

Your vote is important. If you cannot attend the Annual Meeting in person, you may vote your shares by Internet, or, if this proxy statement was mailed to you, by completing and signing the accompanying proxy card and promptly returning it in the envelope provided.

Very truly yours,

Peter C. Farrell

Executive Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF RESMED INC.

Date:	Wednesday, November 18, 2009, at 10:00 a.m. (Australian Eastern Time)

Tuesday, November 17, 2009, at 3:00 p.m. (US Pacific Time)

Location:	Corporate offices of ResMed Limited

1 Elizabeth Macarthur Drive

Bella Vista NSW 2153.

At the 2009 Annual Meeting, stockholders will act on the following matters:

1.	Election of three directors, each to serve for a three-year term. The nominees for election as directors at the 2009 Annual Meeting are Peter Farrell, Gary Pace and Ronald Taylor; and

2.	Approval of the Amendment to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan, to rename the plan, increase the number of shares authorized for issuance thereunder from 9,900,000 to 11,460,825, and extend the term of the plan from October 1, 2018 to September 29, 2019, which approvals will also constitute approval under Australian Stock Exchange (ASX) Listing Rule 10.14, including approval of the issuance of shares to our directors, officers, employees and consultants as set forth in the plan; and

3.	Approval of the Amendment to The ResMed Inc. Employee Stock Purchase Plan to rename the plan, increase the number of shares authorized for issuance thereunder from 500,000 to 1,100,000, extend the maximum term of the plan from November 13, 2013 to September 29, 2019, make certain other changes; and

4.	Ratification of the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending June 30, 2010; and

5.	Transaction of such other business as may properly come before the meeting.

Please refer to the accompanying proxy statement for a more complete description of the matters to be considered at the Annual Meeting. In addition, stockholders are advised that there are special voting and other requirements under the Australian Securities Exchange Listing Rules relating to the approval of the Amendment to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan. Please see “Matter To Be Acted On – Proposal 2: Approval of the Amendment to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan.

Stockholders of record of our common stock at the close of business on September 21, 2009 (US), will be entitled to vote at the Annual Meeting and at any adjournments or postponements of the meeting.

Only individuals with proof of share ownership are entitled to be admitted to the Annual Meeting. If you are a stockholder of record, you will need to bring proof of share ownership with you to the Annual Meeting, together with photo identification. If your shares are not registered in your name, you must bring proof of share ownership (such as a recent bank or brokerage firm account statement, together with proper identification) in order to be admitted to the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend the Annual Meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet by following the instructions on the proxy card. Submitting your proxy, in any permitted form, will ensure your shares are represented at the Annual Meeting.

By order of the Board of Directors,

David Pendarvis

Secretary

Dated: October 8, 2009

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of ResMed Inc. (“ResMed,” “we,” “us,” or “our”) is providing this proxy statement in connection with our 2009 Annual Meeting of Stockholders to be held on Wednesday, November 18, 2009, at 10:00 a.m. Australian Eastern Time (Tuesday, November 17, 2009 at 3:00 p.m. US Pacific Time), in the corporate offices of ResMed Limited, located at 1 Elizabeth Macarthur Drive, Bella Vista NSW 2153, or at any continuation, postponement or adjournment of the Annual Meeting, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

DELIVERY OF AND ACCESS TO PROXY MATERIALS

We expect to first make available this proxy statement and the Annual Report to our stockholders and our holders of CHESS Units of Foreign Securities (CUFS) on the internet, and to mail notice and access materials on or about October 8, 2009.

Under rules recently adopted by the U.S. Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of proxy materials to each stockholder. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice if your shares are listed on the NYSE. If you hold our CHESS units of Foreign Securities (CUFS) listed on the Australian Stock Exchange (ASX), you will receive your Notice of Internet Availability of Proxy Materials from Computershare. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review this proxy statement, our Annual Report, and proxy voting card. The Notice also instructs you on how you may submit your proxy via the Internet.

You can, however, still receive a hard copy of our proxy materials by following the instructions contained in the Notice on how you may request to receive your materials in printed form on a one-time or on-going basis. There will also be instructions on how you may request to receive your materials electronically on a permanent basis.

Stockholders are cordially invited to attend the Meeting in person. However, please vote by internet or by completing and signing a proxy card and returning it promptly in the postage paid envelope provided. If you choose, you may still vote in person at the Meeting even though you previously voted by submitting a proxy card or through the internet.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote?

You are entitled to vote or direct the voting of your ResMed Inc. shares if you were a stockholder on September 21, 2009 (US Time), the record date for the Annual Meeting.

How do I vote?

Your vote is important. The shares represented by proxies (in the forms solicited by the Board of Directors) received by us before, or, if submitted in person, at the Annual Meeting, will be voted at the Annual Meeting. If a choice is specified on the proxy with respect to a matter to be voted on, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares represented by a properly executed proxy will be voted: (i) FOR each of the three nominees to our board listed in this proxy statement; (ii) FOR approval of the Amendment to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan, which approval will also constitute approval under ASX Listing Rule 10.14 as described further below; (iii) FOR approval of the Amendment to the ResMed Inc. Employee Stock Purchase Plan, and (iv) FOR ratification of the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending June 30, 2010. You may vote by attending the Annual Meeting and voting in person or you may vote by submitting your proxy. We encourage you to vote promptly.

Holders of Common Stock Listed on the New York Stock Exchange (NYSE)

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet by following the instructions on the proxy card.

If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker. If your broker holds your common stock in street name and you have not provided your broker with voting instructions, your broker will vote your shares in its discretion on proposals considered “routine” under NYSE rules. The election of directors and ratification of auditor selection are both considered routine proposals. Approval of the Amendment to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan and approval of the Amendment to the ResMed Inc. Employee Stock Purchase Plan are not considered routine proposals, and brokers do not have discretionary authority to vote on these proposals without your direction.

Internet voting closes at 11:59 p.m. (US Eastern Time) on November 16, 2009.

Holders of CHESS Units of Foreign Securities Listed on the ASX

If you hold our CHESS Units of Foreign Securities (CUFS), you will receive a Notice from Computershare, which will allow you to deliver your voting instructions over the Internet. In addition, you may request paper copies of the proxy statement and voting instruction from Computershare by following the instructions on the Notice provided by Computershare.

Voting By Attending the Annual Meeting

If you attend the Annual Meeting and wish to vote in person, you may vote your shares in person by requesting a ballot at the Annual Meeting. You will need to have proof of ownership and valid photo identification with you for admission to the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting

Your vote is important. We encourage you to submit your proxy, or provide instructions to your brokerage firm, bank or the CHESS nominee, as applicable. This will ensure that your shares are voted at the Annual Meeting.

Solicitation of Proxies. The cost of soliciting proxies will be borne by us. After the original delivery of the Notice and other proxy soliciting material, further solicitation of proxies may be made by mail, telephone, facsimile, electronic mail, and personal interview by our regular employees, who will not receive additional compensation for such solicitation. We will also request that brokerage firms and other nominees or fiduciaries deliver the notice and proxy soliciting material to beneficial owners of the stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses incurred in doing so. We have engaged Morrow & Co., LLC to act as a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support, and will pay approximately $15,000 in fees (plus reimbursement of expenses) for these services in US and Australia.

List of Stockholders. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the meeting at the corporate offices of ResMed Limited, 1 Elizabeth Macarthur Drive, Bella Vista NSW 2153, and for 10 days before the Annual Meeting at the corporate offices of ResMed Inc., located at 9001 Spectrum Center Blvd., San Diego, California, 92123 USA, between the hours of 9:00 a.m. and 4:00 p.m. local time.

How many votes are required?

Only record holders of our common stock as of the close of business on September 21, 2009 (the record date), are entitled to receive notice of and to vote at the Annual Meeting. At the record date we had 75,295,707 outstanding shares of common stock (excluding treasury shares), the holders of which are entitled to one vote per share. Accordingly, an aggregate of 75,295,707 votes may be cast on each matter to be considered at the Annual Meeting.

To constitute a quorum to conduct business, a majority of the outstanding shares entitled to vote must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (street name shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal and has not been instructed to vote on the proposal by the beneficial owner of such shares) will be counted as shares represented at the Annual Meeting for purposes of determining a quorum.

For Proposal 1, directors will be elected by a plurality of the votes cast. Thus, the three nominees receiving the largest number of votes will be elected. As a result, abstentions will not be counted in determining which nominees received the largest number of votes cast. Brokers generally have discretionary authority to vote on the election of directors and thus we do not expect broker non-votes to result from the vote on election of directors. Any broker non-votes that may result will not affect the outcome of the election.

For Proposals 2 and 3, the approval of the Amendment to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan (the 2006 Plan), and the approval of the Amendment to the ResMed Inc. Employee Stock Purchase Plan (the ESPP), the affirmative vote of a majority of shares cast in person or by proxy is required for each proposal, provided that the total votes cast on the proposal represent over 50% of the outstanding shares of common stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our common stock. Once this requirement is met, the number of votes “for” the proposal must be greater than 50% of the NYSE Votes Cast. The approval of an equity plan is a matter on which brokers or other nominees are not empowered to vote without direction from the beneficial owner. Thus, broker non-votes can result from these proposals and make it difficult to satisfy the NYSE Votes Cast requirement. Abstentions have the effect of a vote against each proposal. There are special voting and other requirements under the ASX Listing Rules relating to the approval of the Amendment to the 2006 Plan. Please see “Matter To Be Acted On – Proposal 2: Approval of the Amendment to the 2006 Incentive Plan” for a description of these requirements.

For Proposal 4, the affirmative vote of a majority of the shares cast in person or by proxy is required for the ratification of the selection of KPMG LLP as our independent auditors. Abstentions will not affect the outcome of this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent auditors, thus we do not expect broker non-votes to result from the vote on Proposal 4. Any broker non-votes that may result will not affect the outcome of this proposal.

How can I revoke my proxy or change my vote?

You may revoke your proxy and change your vote at any time before the proxy is exercised by any of the following methods:

Holders of Record

•	Delivering written notice of revocation to our Secretary at our principal executive offices located at 9001 Spectrum Center Blvd., San Diego, California, 92123 USA;

•	Delivering another timely and later dated proxy to us at our principal executive offices located at 9001 Spectrum Center Blvd., San Diego, California 92123 USA;

•	Revoking by Internet before 11:59 p.m. (US Eastern Time) on November 16, 2009; or

•	Attending the 2009 Annual Meeting and voting in person by written ballot. Please note that your attendance at the meeting will not revoke your proxy unless you actually vote at the meeting.

Stock Held by Brokers, Banks and Nominees and CUFS

•

You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. You may also obtain a “legal Proxy” from your broker, bank or other nominee to attend the Annual Meeting and vote in person by written ballot.

COMMON STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows the number of shares of our common stock that, according to information supplied to us, are beneficially owned as of the record date by: (1) each person who, to our knowledge based on Schedule 13G filed with the SEC and Substantial Stockholder Notices filed with the ASX, is the beneficial owner of more than five percent of our outstanding common stock; (2) each person who is currently a director, three of whom are also nominees for election as directors; (3) each of the named executive officers; and (4) all current directors and executive officers as a group. In this proxy statement, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). All of the following calculations are based on 75,295,707 shares of common stock outstanding (excluding treasury shares) on September 21, 2009, the record date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Common Stock
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,738,200	(2)	2.3%

Capital Research Global Investor 333 South Hope Street, 55/F Los Angeles, CA 90071-1406	4,807,310	(3)	6.4%

Peter Farrell	1,631,810	(4)	2.2%
Christopher Roberts	436,300	(5)	*
Michael Quinn	362,300	(6)	*
Gary Pace	377,500	(7)	*
Kieran Gallahue	443,974	(8)	*
David Pendarvis	156,527	(9)	*
Brett Sandercock	128,185	(10)	*
Richard Sulpizio	106,000	(11)	*
Ronald Taylor	104,000	(12)	*
John Wareham	102,000	(13)	*
Robert Douglas	111,620	(14)	*
All current executive officers and directors as a group (12 persons)	3,951,466	(15)	5.2%

*	Less than one percent (1%)
(1)	Beneficial ownership is stated as of September 21, 2009, and includes shares subject to options exercisable within 60 days after September 21, 2009. Shares have been rounded to the nearest whole number. Shares subject to options are deemed beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person but are not treated as outstanding for the purpose of computing the percentage of any other person.
(2)	Based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2009, by T. Rowe Associates, Inc., that reports sole voting power over 480,900 of these shares and sole dispositive power over all of these shares.
(3)	Based on information provided in a Schedule 13G filed with the SEC on February 13, 2009, by Capital Research Global Investors that reports sole voting power over 3,516,810 of these shares and sole dispositive power over all of these shares.
(4)	Includes 817,582 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.
(5)	Includes 11,600 shares held by his wife, 178,700 shares held of record by Cabbit Pty Ltd and 68,000 shares held by Acemed Pty Ltd, two Australian corporations controlled by Dr. Roberts and his wife. Includes 178,000 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.
(6)	Includes 188,000 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009; also includes 3300 shares held by Kaylara ATF Straflo Pension Fund, an entity controlled by Mr. Quinn.
(7)	Includes 220,000 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.

(8)	Includes 440,750 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.
(9)	Includes 153,309 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.
(10)	Includes 113,750 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.
(11)	Includes 96,000 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.
(12)	Includes 102,000 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.
(13)	Comprised of options exercisable within 60 days after September 21, 2009.
(14)	Includes 101,250 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.
(15)	Includes an aggregate of 2,410,641 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 21, 2009.

Executive Officers

As of the record date, September 21, 2009, our executive officers were:

Executive Officer	Age	Position
Robert Douglas	49	Chief Operating Officer – Asia Pacific
Peter Farrell	67	Executive Chairman of the Board of Directors
Kieran Gallahue	46	Chief Executive Officer, President and Director
Stein Jacobsen	44	Chief Operating Officer – Europe
David Pendarvis	50	Sr. Vice President, Organizational Development and General Counsel
Brett Sandercock	42	Chief Financial Officer

Effective as of January 1, 2009, Lasse Beijer resigned from his position as our Chief Operating Officer – Europe. Mr. Beijer continues to be employed by us in a non-executive officer capacity, as Senior Advisor to the Chief Operating Officer – Europe. Our Current Report on Form 8-K filed on December 15, 2008 provides additional details regarding his resignation.

ROBERT DOUGLAS

Chief Operating Officer, Asia Pacific

Robert Douglas has been Chief Operating Officer Asia Pacific since July 2008. Prior to this Mr. Douglas was Chief Operating Officer, Sydney. From April 2001 to November 2005, Mr. Douglas was Vice President of Operations and responsible for ResMed’s Australian manufacturing, and was Vice President of Corporate Marketing. Before joining ResMed in 2001, and beginning in 1995, Mr. Douglas was the General Manager, Strategy and New Business for Keycorp Ltd., an Australian electronic commerce company providing services to major banks and telecommunications companies around the world. Before Keycorp, he held senior R & D and operational roles in Telectronics Pty Ltd., mainly working on the development of an implantable defibrillator. Mr. Douglas sits on the Board of Directors of Continence Control Systems International Pty Ltd, a private startup medical device company unrelated to ResMed. Mr. Douglas also sits on the Board of Directors of the Australian Science Media Centre (AusSMC) a nonprofit organization that facilitates media reporting of science. ResMed is a sponsor of AusSMC. Mr. Douglas has an M.B.A. from Macquarie University and a B.S. in Electrical Engineering and Computer Sciences from New South Wales University, Sydney.

STEIN JACOBSEN

Chief Operating Officer, Europe

Stein Jacobsen has served as ResMed’s Chief Operating Officer – Europe since January 1, 2009. He joined ResMed in 2005 as Chief Operating Officer – Nordics, after the company’s acquisition of PolarMed Holding AS, a Scandinavian medical equipment distributor that Mr. Jacobsen founded in 1993. Mr. Jacobsen served as COO – Nordics until July 2007, when he became Senior

Vice President of ResMed’s Ventilation Strategic Business Unit. He continues to lead the Ventilation Strategic Business Unit in addition to his responsibilities as COO – Europe. With over 20 years’ experience in the respiratory business, Mr. Jacobsen has founded and directed eight successful medical equipment distributors in the Scandinavian respiratory market. Mr. Jacobsen holds the equivalent of a B.Sc. in Clinical Engineering from the University of Stavanger, Norway.

DAVID PENDARVIS

Sr. Vice President, Organizational Development and General Counsel

David Pendarvis has been Sr. Vice President, Organizational Development since February 2005. Mr. Pendarvis has been Global General Counsel since he joined ResMed in September 2002, and from February 2003, has been Corporate Secretary. From September 2000 until September 2002, Mr. Pendarvis was a partner in the law firm of Gray Cary Ware & Freidenrich LLP, where he specialized in intellectual property and general business litigation. Until September 2000 he was a partner with Gibson, Dunn & Crutcher LLP, where he began working in 1986. From 1984 until 1986 he was a law clerk to the Hon. J. Lawrence Irving, US District Judge, Southern District of California. Mr. Pendarvis holds a B.A. from Rice University; a J.D., cum laude, from the University of Texas School of Law; and a Masters of Science in Executive Leadership from the University of San Diego.

BRETT SANDERCOCK

Chief Financial Officer

Brett Sandercock has been Chief Financial Officer since January 1, 2006. From November 2004 until December 31, 2005, Mr. Sandercock was Vice President, Treasury and Finance. Before that, from 1998 to November 2004, Mr. Sandercock was Group Accountant and then Controller. From March 1996 to August 1998 he was Manager, Financial Accounting and Group Reporting at Norton Abrasives, a division of the French multi-national, Saint Gobain. Mr. Sandercock also held finance and accounting roles from November 1994 to March 1996 at Health Care of Australia, a large private hospital operator in Australia. From 1989 to 1994, Mr. Sandercock worked at PricewaterhouseCoopers in Sydney, specializing in audits of clients predominantly focused on distribution and manufacturing, financial services and technology. Mr. Sandercock holds a B.Ec. from Macquarie University and is a Certified Chartered Accountant.

For a description of the business background of Dr. Farrell and Mr. Gallahue, see “Matters to be Acted On/Election of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Introduction

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers. During fiscal year 2009, our named executive officers were the Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers. This section also discusses the Compensation Committee’s role in the design and administration of these programs and policies and in making compensation decisions for our executive officers.

The Compensation Committee is a subcommittee of our Board of Directors. It decides matters regarding compensation of our executive officers. Compensation Committee members are independent directors who meet the standards for independence set by the US Securities and Exchange Commission, the New York Stock Exchange, and the Australian Securities Exchange. The Committee operates under a written charter adopted by our Board of Directors. We have posted a copy of the charter of the Compensation Committee on our Website, at www.resmed.com. During fiscal year 2009, Donagh McCarthy, Gary Pace, Richard Sulpizio and Ronald Taylor served as members of the Compensation Committee. Mr. Taylor served as Chair of the Compensation Committee during the entire fiscal year. Mr. McCarthy resigned from the board effective November 20, 2008, and as a result did not serve as a member of the Compensation Committee after that date.

General Philosophy and Objectives

We desire to attract, motivate and retain high quality employees who will enable us to achieve our short- and long-term strategic goals and values. We participate in a high-growth environment where substantial competition exists for skilled employees. Our ability to attract, motivate and retain high caliber individuals depends in large part on the compensation packages we offer.

We believe that our executive compensation programs should reflect our financial and operating performance. In addition, individual contribution to our success should be supported and rewarded. The objectives of our compensation programs are to:

•

align the interests of our executives with those of our stockholders through equity-based incentive awards, primarily in the form of stock options, that require stock price appreciation before any compensation is delivered to the executive;

•

subject a significant portion of our executives’ compensation to the achievement of pre-established short-term corporate financial performance objectives or pre-established individual objectives thorough our annual cash incentive programs; and

•	provide a total compensation program that is competitive with similarly-sized companies in the medical device and medical technology industries with which we compete for executive talent.

Each element of our compensation program is designed to satisfy one or more of these compensation objectives and each element is an integral part of and supports our overall compensation objectives. Our executive compensation program primarily consists of:

•	a base salary;

•	a potential cash bonus potential based on our short-term financial performance; and

•	the opportunity to earn equity compensation linking the employee’s long-term financial success to the stockholders’ long-term financial success.

The Compensation Committee considers each of these components individually, considers total cash compensation (salary plus on-target bonus amounts), and considers total direct remuneration (total cash compensation plus equity compensation) as a whole in making its decisions. During fiscal year 2009, the Committee determined that total cash compensation (assuming on target cash bonus) for its executive officers should be targeted between the 60th and 70th percentile; and that total cash compensation should be adjusted so that executives have comparatively modest salaries and a higher percentage of pay at risk in the form of annual cash incentive compensation. For fiscal year 2010, the Committee is reviewing the use of restricted stock units in order to provide a mix of awards that increases the capability of the Compensation Committee to manage more effectively our use of shares under our stock option plan, balance the leverage and risk provided by various equity vehicles, more closely conform with practices at our peer companies, and provide more tax-effective equity awards (particularly for our Australian-based executives).

We are committed to a philosophy of total pay (the sum of cash compensation, equity compensation and benefits programs) being competitive within relevant markets when our performance meets target performance criteria set forth in our bonus programs. Total pay will typically lag the market when our performance is below the target performance criteria set forth in the bonus programs and may significantly exceed competitive levels when our performance is above the target performance criteria set forth in the bonus program.

Compensation Process

The Compensation Committee reviews and approves salaries, bonuses, equity-based compensation, and all other elements of the compensation packages offered to our executive officers, including the named executive officers, and establishes our general compensation policies.

In making its decisions, the Committee reviews data obtained from peer group companies and considers the recommendations of management and the advice of its independent compensation consultants regarding each element of compensation. Since fiscal 2007, the Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to advise the Committee with respect to executive compensation matters for US executive officers. During fiscal 2009 the Committee also engaged the services of Hewitt Associates to advise regarding the compensation paid in Australia to the positions of Chief Financial Officer and Chief Operating Officer. The Committee reviewed the market practices and benchmarking data from the consultants and considered the Company’s and the executive relative performance and the recommendations of the consultants when setting compensation. The Committee also considered the experience and knowledge of committee members regarding compensation practices for comparable positions. Although the Committee considers various sources of information and recommendations, ultimately, of course, the Committee relies on its own independent judgment.

Our Chief Executive Officer, our Executive Chairman, our Sr. Vice President – Organizational Development, and other members of management provide input and recommendations to the Committee for their review and approval. In particular, all three officers make recommendations regarding the compensation to be paid to the other members of management. While the Compensation Committee gives consideration to these recommendations, it exercises independent judgments. Management provides to the compensation consultants and to the Committee historical and prospective breakdowns of total compensation components for each executive officer. Management also provides recommendations that include financial goals and criteria for our annual and long-term incentive plans. Management gathers the information it provides from consultants, the market and internal resources, allowing designs and strategies to be tied directly to our business needs. While management typically attends Compensation Committee meetings, the Committee Chairman excuses individual management members when deemed necessary for independent review or decision-making.

2009 In Review

During fiscal year 2009, the philosophy and objectives of the Compensation Committee relating to performance-based pay were reflected in overall executive compensation. At the outset of the year, the Committee increased the bonus amounts payable, as expressed as a percentage of salary, for named executive officers, reflecting a desire to base more of their compensation on performance and put more at risk, with a goal of paying above peer comparables if we achieved our targets. The Compensation Committee increased the bonus payable at target to 120% (from 100%) of salary for the CEO and the Executive Chairmen and to 70% of salary (from 65%) for the other executive officers.

During fiscal 2009, we exceeded our performance targets, despite challenging overall economic conditions. Bonus payments to our executive officers and other executive officers reflected this over-performance and were paid at amounts ranging from 111% to 126% of target bonus opportunity. Bonus payments exceeded target payments, were higher than lower-performing peer companies, and resulted in above median total cash compensation when compared to our peers. In contrast, although ResMed’s stock price on the NYSE increased during the year (up 14% from June 30, 2008 through June 30, 2009), our stock price declined when measured on a 2- and 3- year basis (down 1% and down 13%, respectively). Thus, despite some short-term gains, at the end of the fiscal year our named executive officers had significant portions of their stock option portfolios out-of-the-money, aligning them with long-term shareholders. Together, this situation reflected our balanced pay-for-performance model where short-term cash incentives can be earned for goal achievement while there is no compensation delivered under the long-term plan because the stock price did not increase.

Equity Ownership Guidelines for Officers and Directors

We believe that our officers and directors should be stockholders and have a financial stake in us, and we encourage them to own shares of our stock. In addition, our officers who are not board members are eligible (on the same basis as all other employees) to participate in our Employee Stock Purchase Plan, which provides them with the opportunity to purchase our stock at a discount through payroll deductions. Nevertheless, the number of shares of our stock any officer or director owns is a personal decision and, at this time, the board has chosen not to adopt a policy requiring ownership by officers or directors of a minimum number of shares.

Perquisites and Other Benefits

We provide certain of our named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are intended to be part of a competitive overall compensation program that will enable us to attract and retain these executives. These benefits are also intended to provide job satisfaction and enhance productivity, address healthcare needs, and provide stability of benefits. They are not tied to any formal individual or company performance criteria. The type and amount of these benefits is reviewed annually by our Compensation Committee. In reviewing these benefits, the Committee considers information from its independent compensation consultant on an annual basis regarding the prevalence and aggregate costs of benefits and perquisites at our peer companies.

Timing of Decisions

Generally, our executive officers’ compensation is adjusted each year effective as of October 1, the beginning of our second fiscal quarter. Accordingly, the Compensation Committee generally makes decisions on the principal components of executive officer compensation – base salary, bonus potential, stock options, and perquisites – during the first or second quarter. Specific performance bonus targets for executive officers are generally determined before or during the first month of the fiscal year for that year. Determination of actual performance versus targets and calculation of bonus payouts generally occur in the first two months following the end of our fiscal year. Bonus payments to our officers are made after the fiscal year-end audit is complete. If other executive compensation issues arise during the course of the year, the Compensation Committee takes those issues up on a case by case basis. Determinations regarding promotions are made contemporaneous with the promotions.

Peer Group Comparisons

In making its decisions on executive compensation, the Compensation Committee generally uses industry compensation surveys prepared by outside consultants. In August 2008, Frederic W. Cook & Co. Inc., the Committee’s independent compensation consultants, performed an executive compensation review based on current U.S. market compensation data from a peer group of 19 publicly traded medical device and medical technology companies. The companies comprising the peer group for the fiscal year 2009 review of executive compensation were:

Advanced Medical Optics	Intuitive Surgical
Affymetrix	Invitrogen Corp.
Applera	Kinetic Concepts
Beckman Coulter	Mentor Corp.
Charles River	Perkinelmer
Dentsply International	Respironics
Edwards Lifesciences	STERIS Corporation
Gen-Probe	Techne Corp.
Hologic	Varian Medical Systems
Illumina

The Compensation Committee believes that this peer group reflected a reasonable cross-section of our labor market for talent and included companies that our investors might consider in trying to determine the reasonableness of our pay and alignment of our pay with our performance. The Compensation Committee periodically reviews the composition of the peer group and the criteria and data used in compiling the list and considers modifications to the group. We select peer companies primarily on the basis of their being medical device or medical technology companies with a market capitalization, stockholder return, profitability, revenue and employee population roughly comparable to ours. In approving this peer group for fiscal year 2009, the Committee approved replacing two companies, Cytyc and Ventana, with Advanced Medical Optics and STERIS Corporation, as these companies appeared to be better aligned with the peer group.

The Compensation Committee also considered compensation survey data prepared by Hewitt Associates in August 2008. This report provided remuneration data for our Chief Financial Officer and our Chief Operating Officer-Sydney. In its analysis, Hewitt Associates compared these roles to approximately sixty large size Australian-based companies with annual revenues ranging from 500 million to 1 billion dollars, staff ranging from 10,001 to 25,000 employees and assets ranging from 2.5 billion to 10 billion in value.

The Committee determined that there was not an adequate comparable for Dr. Farrell’s position. As a founder and former Chief Executive Officer, it is not possible to develop meaningful market benchmarks; therefore, compensation is tailored to his role and time commitment.

Components of Compensation for 2009

Base Salary

Base salaries provide our executives with a degree of financial certainty and stability by guaranteeing a minimum amount of compensation for the role. In order to attract and retain highly qualified executives, we pay within salary ranges that are generally based on similar positions in companies of comparable size and complexity to us. The Compensation Committee begins its analysis by assessing each element of compensation (base salary, cash bonus and equity incentives) against peer company comparables. The peer group is comprised of companies in specific industry sectors that relate to our business. They are matched based on market capitalization, number of employees, net profit and numerous other factors to validate that the data is relevant in comparison to our executive positions. Using the peer group data, the Committee assesses base salaries at the 50th and the 60th percentiles with the goal of positioning base salary around the 60th percentile. Adjustments are made based on the final Committee assessment.

Salary adjustments are generally made annually in October, at the start of the second quarter of our fiscal year. In fiscal year 2009, the Committee approved the following base salaries based on competitive information provided by the consultants. The Committee authorized various percentage increases in order to bring each individual position closer to the median salary of like positions within the peer group. For Mr. Sandercock and Mr. Douglas, the amounts represent the US dollar equivalent of their Australian dollar-denominated salaries, based on exchange rates at the time of the approval and compared to region-specific comparative data. Mr. Douglas’s compensation includes a retroactive adjustment effective since January 1, 2009, to reflect his promotion from Chief Operating Officer – Sydney, to Chief Operating Officer – Asia Pacific. In addition, the impact of the currency conversions account for approximately 10% of the increased amounts of approved base salary pay for Mr. Sandercock and Mr. Douglas in 2009.

Named Executive Officer/Position	2009 Base Salary Approved by the Committee		% Variance to Annualized Peer Target (60th Percentile)	2008 Base Salary
Peter Farrell Executive Chairman of the Board	$450,000		(b)	$450,000

Kieran Gallahue President and Chief Executive Officer	$710,000		-14%	$675,000

Brett Sandercock Chief Financial Officer	$373,519	(a)	-5%	$309,375	(c)

David Pendarvis Sr. Vice President, Organizational Development and General Counsel	$390,500		-13%	$355,000

Rob Douglas Chief Operating Officer – Asia Pacific	$338,431	(a)	-4%	$268,125	(c)

(a)	These amounts were approved based on the average annual exchange rate used by the Company in setting its budget for fiscal year 2009. The AUD:USD exchange rate used was 0.9055.
(b)	Insufficient data for comparing this position, based in part on consideration of prior roles, to peer group.
(c)	These amounts were approved based on the average annual exchange rate used by the Company in setting its budget for fiscal year 2008. The AUD:USD exchange rate used was 0.8250.

Annual Performance-Based Bonuses

The second compensation component is a cash bonus under our annual bonus program. The primary purpose of our annual bonus program is to motivate our executives to meet or exceed our company-wide and regional short-term operating performance objectives. The program is intended to share our success with eligible executives to the extent warranted by our performance and their individual performance, and to provide competitive compensation to eligible executives in a manner consistent with our philosophy of paying for performance. The bonus program is designed to qualify as a performance-based award under our 2006 Amended and Restated ResMed Inc. 2006 Incentive Award Plan as well as performance-based compensation for purposes of section 162(m) of the US Internal Revenue Code.

In setting appropriate bonus target amounts, the Compensation Committee reviewed the 50th, 60th, and 75th percentiles of peer comparables (both in terms of target amounts and amounts actually earned). The Committee also considers the potential effect of bonus targets on total cash compensation. The Committee reviews total cash compensation at peer comparables at those percentiles.

During fiscal year 2009, the Committee approved target bonus percentages for named executive officers, other than the Chief Executive Officer and the Executive Chairman of the Board, at 70% of base salary, and at 120% of base salary for the Chief Executive Officer and the Executive Chairman of the Board, representing increases from 65% and 100% respectively. These increases reflected the Committee’s assessment that the performance targets have historically and for fiscal 2009 represented stretch goals. Increases in the bonus target percentages from fiscal year 2008 also reflected the Compensation Committee’s preference to place a higher proportion of total cash compensation for these individuals at risk. The increased bonus percentages were designed to deliver total cash compensation at roughly the 60th percentile of comparable peers if those performance goals were achieved, while increasing the percentage of our officers’ cash compensation at risk and based on performance.

For fiscal year 2009, all of our named executive officers participated in a bonus compensation program based on overall corporate financial performance as measured against pre-established performance measures. The performance measures, weighting and percentage payout based on performance are substantially similar to those in effect for fiscal 2008. The bonus program structure is described in the following table with linear interpolation between and above the payout milestones listed below.

Bonus Component	Weighting	No payout	50% payout	100% payout	150% payout	Greater than 150% of payout
Global Revenue – net sales	50%	< 85% of target	85% of target	100% of target	115% of target	>115% of target

Profit – net profit after tax as a % of revenue (proforma)	50%	< 85% of target	85% of target	100% of target	115% of target	>115% of target

Bonus payments for Dr. Farrell and Mr. Gallahue were based on a combination of global metrics as noted above, as well as specific target metrics. The company performance measures described above represented 80% of their total target bonus opportunity, or 96% of their salary at target. The additional specific performance targets represented 20% of their total target bonus opportunity, or 24% of their salary at target. The additional specific performance targets were as follows:

•	5% of the 20% (6% of salary at target) based on growth in sales to specific customers;

•	5% of the 20% (6% of salary at target) based on executing certain pilot studies; and

•	10% of the 20% (12% of salary) based on launching new products.

The Compensation Committee approves the actual bonus amounts for executive officers before they are paid. For fiscal year 2009, applying the pre-determined bonus payment formula, the Committee approved a total global bonus percentage of 126% calculated with the following data:

Bonus Component	Target	Actual Performance	Percentage Payout for the Metric	Resulting Bonus Earned after Weighting
Global Revenue – net sales	$961,188,000	$966,397,000	102%	51%
Profit – net profit after tax as a % of revenue (proforma)	16.73%	19.22%	150%	75%

In addition, the Committee determined that Dr. Farrell and Mr. Gallahue achieved the targets in their additional performance measures related to customer sales and pilot studies; but that they did not achieve the targets related to product launches. Accordingly, they earned 10% of their target bonus, or 12% of their salary, based on these additional performance measures, resulting in payout of 111% of target bonus opportunity based on 126% performance of financial goals, weighted at 80%, and 50% performance of other goals, weighted at 20%.

The following table sets forth the 2009 target and actual bonus payments. The bonus targets for our Australian-based officers are based on the estimated US dollar equivalent described in the “Base salary” section above. The actual bonus amounts are based on the US dollar equivalent based on applicable average annual exchange rates.

Named Executive Officer	Annual Bonus Target %	Annual Bonus Target $	Actual Bonus Pay	Actual Bonus as a % of Target
Peter Farrell Executive Chairman of the Board	120%	$540,000	$597,499	111%

Kieran Gallahue President and Chief Executive Officer	120%	$852,000	$942,721	111%

Brett Sandercock Chief Financial Officer	70%	$261,463	$270,773	126%

David Pendarvis Sr. VP, Organizational Development and General Counsel	70%	$273,350	$343,902	126%

Rob Douglas Chief Operating Officer – Asia Pacific	70%	$236,901	$245,337	126%

Stock Options

The third major component of the named executive officers’ compensation provides a long-term incentive through equity participation. During fiscal year 2009, we provided this opportunity by granting our executive officers stock options. The primary purpose of granting stock options is to link the officers’ financial success to that of our stockholders, with the value of the options increasing only as the stock price increases.

We have generally provided annual option grants to our named executive officers each fiscal year. Initially, the Committee reviews the option grant history, historical burn rates, dilution overhang, and costs, and similar statistics among our peer groups. The Compensation Committee, after consulting as it deem appropriate with other board members, then sets an annual pool of options available for grants to employees at that year’s annual grant, as well as available for new-hire, promotional, and special situations until the next year’s annual grant.

During fiscal year 2009, the Committee approved a pool of 2.5 million options for company-wide use, the same number it had approved during fiscal year 2008. The net share usage after forfeitures during fiscal year 2009 was 2.7% as a percentage of shares outstanding, consistent with its 3-year average of 2.7%. Gross share usage during the fiscal year was 3.3% slightly above the 3-year average of 3.2%. The fair value of all options granted is fiscal year 2009 was $26.4 million compared to $31.8 million for fiscal year 2008. As a percentage of market capitalization, gross expense was 1.1% slightly above the 3-year average of 1.0%, while the net expense was 0.8% of market capitalization for both fiscal year 20098 and the 3-year average.

In determining the number of options granted to specific named executive officers, the Compensation Committee reviews company performance, the number of outstanding options available and the percentage of the pool represented by the proposed grant, the present value of the proposed grant, the existing option ownership, the number of options granted in the prior year and the three prior years, the carried interest ownership, and the grant practices of our peer group companies. The Compensation Committee reviewed Frederic W. Cook’s August 2008 report concerning our historic equity grants and practices relative to those of our peer companies.

The consultant reported that our fiscal year 2008 and three-year average award levels were in a median range for the Chief Executive Officer and most other named executive officers. In fiscal year 2008, which is the data reviewed when making fiscal 2009 equity award determinations, the named executive officers’ option grants were below the market-cap adjusted median value in aggregate, and only the Chief Executive Officer was above the median, if his promotion award upon becoming CEO was compared to the regular annual awards provided to CEOs with ongoing service in the position.

The Committee considers adjustments to each of these elements of compensation based on market analysis, individual performance, the perceived value of the individual to the Company and other factors it deems relevant. The Committee also considers regional variation. For example, the base salaries for certain positions in other countries, when translated to US dollars, may reflect a different percentile when compared to US market peers than when compared to market peers in the executive’s home country. There are similar variations by region in the use of short-term and long-term incentives. The Committee attempts to balance the goal of paying consistent with the local market, with the goal of maintaining internal consistency in compensating executives in different regions.

Policies with Respect to Equity Compensation Awards

During fiscal year 2009, the Compensation Committee continued its preexisting policy to have its annual stock option grants to named executive officers and non-executive management effective on or about the annual stockholder meeting date. In setting this policy the Compensation Committee considered many factors, including the alignment of this date with the election of directors and the traditional October 1 salary adjustment date. This enables management and the Compensation Committee to combine the salary review process with the option grant process for consistency and administrative convenience and to make awards only after performance in the previous year is known. Also, given our traditional earnings release date in late October or early November, the stockholder meeting is likely to occur in an open window period. In addition, the stockholder meeting date is set and announced several months in advance, which provides transparency to the process. Based on these reasons, the Compensation Committee has set the Annual Meeting date as the target for our annual stock option grants, although the actual grant date (i.e., the date on which the Committee takes the formal action to make the grants) may vary by a few days from the Annual Meeting date due to administrative or other factors. The exercise price for such grants, however, will equal the closing price of our common stock on the actual grant date. In addition, the actual annual stockholder meeting date will be selected based on all relevant circumstances at the time.

The Compensation Committee’s policy with regard to granting stock options for promotions, new hire and other special situations is that such option grants must be properly approved in advance of or on the grant date and the grant date is to occur on the first business day of the month following the promotion, new hire or other special situation; unless the event occurs on the first business day of the month, in which case the grant may be made as of that day. The Compensation Committee has delegated authority to the Senior Vice President, Organizational Development to make grants to employees in connection with new hires, provided that the grants are not to executive officers, are within pre-determined guidelines approved by the Compensation Committee, and are consistent with the other practices relating to our stock option program. In fiscal year 2009, the Senior Vice President, Organizational Development made grants of an aggregate amount of 22,500 stock options, to individuals under this delegation.

Fiscal Year 2009 Equity Grants

For fiscal year 2009, the Committee reviewed survey data with median equity allocations for each officer’s position, except Dr. Farrell. The Committee determined there was not an adequate comparable for Dr. Farrell’s position. The Committee based Dr. Farrell’s grant on its perception of his level of contribution and effort, and the comparison to our other named executive officers. Mr. Gallahue’s grant was below median compared to ongoing CEOs, reflecting his short tenure in his current CEO role and the fact that his fiscal year 2008 grant was substantially above-median as a result of his promotion. The allocations for all other officers diverged from their individual market median comparables, but were equal to the median when measured in the aggregate. The Committee determined that setting grants at the median for all positions, inclusive of named executives and all other officers, was a more appropriate benchmark. The following table sets forth option grants provided to our named executive officers in fiscal year 2009 with comparisons to the relevant peer data.

Named Executive Officer/Position	2009 Option Grant	Median Grant to Peer Group		Variance of Grant to Peer Group Median
Peter Farrell Executive Chairman of the Board	100,000		(a)	(a)

Kieran Gallahue Chief Executive Officer	200,000	250,000		-20%

Brett Sandercock Chief Financial Officer	70,000	95,000		-26%

David Pendarvis Sr. Vice President, Organizational Development and General Counsel	70,000	95,000		-26%

Rob Douglas Chief Operating Officer – Asia Pacific(b)	70,000	50,000		40%

(a)	Insufficient data for comparing this position to peer group.
(b)	Grant is in addition to a 20,000 promotional grant Mr. Douglas received in August 2008.

Terms of Stock Options

Stock options were issued to our named executive officers during fiscal year 2009 in accordance with the 2006 Plan. The 2006 Plan requires that the exercise price of options equal the fair market value on the day of the grant, as measured by the closing price of our common stock on the NYSE on the grant date. Options are generally exercisable 25% per year on each anniversary of the grant date starting on the first anniversary of the grant date. In addition, as discussed below, vesting is automatically accelerated on a change of control. After vesting, options are exercisable for a maximum period of the earlier of: (1) seven years after the date of grant; or (2) one year after termination, retirement, death or disability.

Change of Control and Termination Arrangements

None of our named executive officers has an employment contract providing a right to continued employment. None has a contractual right to receive severance payments if employment is terminated (except in the event of certain change of control events, described below).

Our form of option award agreement for named executive officers provides:

•	an extended option exercise period of one year after termination of employment of the executive for any reason; and

•	accelerated option vesting on a change of control.

These extended exercise provisions are intended to facilitate financial planning after employment terminates and to ensure that the executive would be able to exercise options and sell the underlying shares when not in possession of material public information about us. In addition, the accelerated vesting provisions are intended to protect the expected economic benefit of the executive’s equity participation in the event of certain change of control transactions, and to make it easier to attract, retain, and motivate our key executives.

We have change in control agreements with each of our named executive officers and certain other members of our senior management team. These agreements provide certain change of control payments and benefits, including accelerated option vesting on a change of control. These agreements also provide for certain additional compensation and benefits, including severance payments based on a multiplier (based on position) of salary, bonus and other benefits, and limited tax-gross up payments, to be made to the named executive officers if their employment is terminated under specified circumstances within six months before or one year after a change of control. A description of the material terms of our change of control arrangements can be found beginning on page 28 of this proxy statement under “Potential Payments on Termination or Change of Control – Change of Control Agreements”. These agreements are maintained in order to recruit and retain new executives, as well as to foster best efforts of management in the deliberation of a potential transaction. The Committee believes that such agreements may continue to attract senior level candidates to the Company in light of the relatively specialized nature of our product offerings and the continued potential for merger and acquisition activity in the medical technology market sector. Also, the Committee believes that the agreements assure appropriate motivation by senior management to evaluate potential transactions that may involve the Company. These agreements were reviewed and updated in immaterial ways to ensure compliance with section 162(m) and 409A of the US Internal Revenue Code during fiscal year 2009. These changes included slightly refined definitions for bonus compensation and good reason.

We also have stock option agreements for all employees that provide for accelerated option vesting on a change of control. We provide these vesting terms for employees who are not executive officers for reasons similar to those described above for our named executive officers. In addition, we believe it is consistent with our culture to provide similar benefits to all employees holding options.

Perquisites and Other Benefits

After review of Frederic W. Cook’s report on August 18, 2009, the Committee did not make any material changes in the perquisites and other benefits we provided to our named executive officers. We provided the benefits described below. The incremental cost to us of these benefits is described in the Summary Compensation Table:

•

We provided comprehensive medical examinations to all of our named executive officers to promote their personal health and work/life balance. We believe this benefits us as well as the individuals through improved health, productivity and longevity.

•

We provided certain named executive officers with access to corporate club memberships they may use for personal and business use, to promote work/life balance, enable business entertainment, and enhance community affiliations.

•

We participate in a fractional aircraft interest program to provide for more efficient use of our executives’ time and to provide a more confidential and secure travel environment in which to conduct company business. The aircraft are primarily used for business purposes by our Executive Chairman of the Board, Chief Executive Officer and, to a lesser extent, other named executive officers, subject to Chief Executive Officer approval. We also make the aircraft available to the Executive Chairman of the Board for his personal use. Other named executive officers may travel for personal use together with the Executive Chairman of the Board. We reflect all personal use as a perquisite valued at our incremental costs as set forth in our Summary Compensation Table. The aggregate incremental cost to us for any personal use is reviewed at least annually by the Compensation Committee. Named executive officers may invite their spouses or guests to accompany them on the aircraft during specified business trips subject to space availability. Our Chief Executive Officer is authorized to make limited exceptions to this policy, if viewed as essential or appropriate under the circumstances. Aircraft use by a named executive officer, spouse or guest that does not constitute business use based on IRS guidance is treated as imputed income to the executive based on the IRS Standard Industry Fare Level. We do not reimburse the officers for taxes on the imputed income. In view of the increased productivity and security, we believe that these policies are appropriate to provide a comprehensive and competitive compensation package, particularly to our Executive Chairman of the Board and Chief Executive Officer.

•

We provided certain of our named executive officers with benefits in connection with a sales incentive award travel program. This program is primarily targeted for sales personnel and other key management who regularly interact with our customers and to recognize their contributions to us. The Compensation Committee believes that participation by executive officers in this program enhances the overall sales incentive program and requires their attendance, to the extent determined by the appropriate operating officer. We provide these benefits on the same general basis as we provide to non-executives who qualify to participate in the program, including a tax gross-up, which is provided to all executive and non-executive participants so that they are not discouraged from participating by tax expenses attributable to this program.

Our policy reflects the Compensation Committee’s belief that the named executive officers’ attendance at this program is a part of their general business duties.

•

We also offer paid time off, medical plans, dental plans, vision plans, tax qualified defined contribution retirement plans (including matching contributions and government-mandated contributions), and disability and life insurance plans. Named executive officers generally are eligible to participate in these benefit programs on the same basis as other similarly-situated employees in their respective locations.

Tax Considerations

Section 162(m) of the US Internal Revenue Code limits the US federal income tax deductions of publicly-traded companies to the extent total compensation for certain named executive officers exceeds $1 million in any one year. Under Section 162(m) the deduction limit does not apply to payments that constitute “qualified performance-based compensation.” Generally, objectively determinable performance bonus payments and option grants to our named executive officers are intended to constitute “qualified performance-based compensation” under Section 162(m) and not be subject to the Section 162(m) limit. However, in certain circumstances, the Committee may provide bonus payments, option grants, and other payments and awards that do not constitute “qualified performance-based compensation” if the Committee determines such payments and awards would be in the best interest of the Company. If compensation to certain named executive officers does not constitute “qualified performance-based compensation,” the Company’s deduction for US federal income tax purposes for such compensation may be wholly or partially disallowed under Section 162(m). Payments under our bonus program for fiscal 2009 and our stock options grants are each intended to qualify as performance-based compensation for purposes of section 162(m) of the US Internal Revenue Code.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on excess parachute payments, which are compensatory payments or benefits that are contingent on a change in the control and exceed in the aggregate three times the executive’s base amount. Excess parachute payments are subject to a 20% excise tax and our compensation deduction in respect of the excess parachute payments is disallowed. If we were to be subject to a change of control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options and certain of the severance payments) could be excess parachute payments. The change of control agreements generally provide that tax gross up payments will be made only if the aggregate payments and distributions to the executive are 10% or greater than 2.99 times the executive’s “base amount,” as calculated under relevant US Internal Revenue Code provisions. These agreements were amended in fiscal year 2009 to ensure compliance with Section 409A and Section 162(m) of the Internal Revenue Code; the amendments were not material.

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our named executive officers for all services rendered in all capacities to us for the fiscal years ended June 30, 2009, and fiscal year ended June 30, 2008, and June 30, 2007. We compensate our executive officers in their residence’s local currency. The compensation amounts for Australian-based named executive officers are presented in US dollars based on an average annual conversion rate determined on June 30, 2009. Mr. Gallahue assumed the role of Chief Executive Officer January 1, 2008, the same date Dr. Farrell ceased serving this role.

Named Executive Officer and Principal Position	Year	Salary(a)	Bonus	Option Awards(b)	Non-Equity Incentive Plan Compensation(d)	All Other Compensation(e)	Total
Peter Farrell	2009	$450,000	$0	$1,622,856	$597,499	$140,656	$2,811,011
Executive Chairman	2008	$557,500	$40,000	$1,418,274	$294,179	$526,808	$2,836,761
	2007	$613,958	$56,126	$1,153,669	$413,583	$171,483	$2,408,819

Kieran Gallahue	2009	$701,250	$0	$1,746,025	$942,721	$47,723	$3,437,719
President & Chief Executive Officer	2008	$547,500	$0	$1,105,179	$495,336	$204,868	$2,352,883
	2007	$400,000	$33,826	$445,211	$211,288	$138,014	$1,228,339

Brett Sandercock	2009	$300,473	$0	$636,550	$270,773	$29,634	$1,237,430
Chief Financial Officer	2008	$325,286	$0	$463,222	$160,508	$31,627	$980,643
	2007	$247,999	$17,096	$296,579	$106,791	$3,228	$671,693

David Pendarvis	2009	$381,625	$0	$589,127	$343,902	$39,873	$1,354,527
Sr. Vice President, Organizational Development and General Counsel	2008	$347,500	$0	$426,687	$169,331	$26,923	$970,441
	2007	$315,000	$21,715	$305,807	$135,642	$48,833	$826,997

Rob Douglas	2009	$278,578	$0	$572,125	$245,337	$27,663	$1,123,703
Chief Operating Officer – Asia Pacific	2008	$280,419	$0	$371,795	$139,108	$28,201	$819,523

(a)	Includes salary deferred under defined contribution retirement plans such as our 401(k) Plan in the US. Had these amounts not been deferred, they would have been payable to the officer in cash during the year.
(b)	The amounts shown are total compensation cost recognized by us in fiscal year 2009 related to the grants of stock options in fiscal year 2009 and earlier fiscal years, as prescribed by Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, as amended (the “Statement of Financial Accounting Standards No. 123R”). For a discussion of valuation assumptions, see Note 2(r) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009; except that, for purposes of the amounts shown, no forfeitures were assumed to take place.

The table below shows how much of the overall amount of the compensation cost is attributable to each award.

Named Executive Officer	Grant Date	Exercise Price	Number of options in original grant	2009 Fiscal Year Compensation Cost
Peter Farrell	November 20, 2008	$31.04	100,000	$160,142
	November 7, 2007	$42.05	100,000	$327,775
	November 10, 2006	$46.19	200,000	$731,499
	February 3, 2006	$38.50	120,000	$403,440

Kieran T. Gallahue	November 20, 2008	$31.04	200,000	$320,285
	November 7, 2007	$42.05	300,000	$983,326
	November 10, 2006	$46.19	75,000	$274,312
	February 3, 2006	$38.50	50,000	$168,102

Brett Sandercock	November 20, 2008	$31.04	70,000	$112,100
	November 7, 2007	$42.05	65,000	$213,054
	November 10, 2006	$46.19	45,000	$164,587
	July 7, 2006	$47.75	10,000	$44,220
	February 3, 2006	$38.50	20,000	$67,239
	December 1, 2005	$40.80	10,000	$35,350

David Pendarvis	November 20, 2008	$31.04	70,000	$112,100
	November 7, 2007	$42.05	65,000	$213,054
	November 10, 2006	$46.19	40,000	$146,300
	February 3, 2006	$38.50	35,000	$117,673

Robert Douglas	November 20, 2008	$31.04	70,000	$112,100
	August 1, 2008	$37.34	20,000	$50,035
	November 7, 2007	$42.05	45,000	$147,499
	November 10, 2006	$46.19	35,000	$128,012
	February 3, 2006	$38.50	40,000	$134,479

Stock options granted to the named executive officers in fiscal years 2009, 2008 and 2007 were issued under our 2006 Plan, are exercisable for a maximum period of 7 years after the grant date and have an exercise price equal to closing price of our common stock on the NYSE on the grant date. Stock options granted to the named executive officers in fiscal year 2006 and earlier years were made under our 1997 Equity Participation Plan, are exercisable for a maximum of 10 years after the grant date, and have an exercise price equal to closing price of our common stock on the NYSE on the last trading day before the grant date. Stock options granted after December 1, 2005, through the end of fiscal year 2009 are exercisable 25% per year on each anniversary of the grant date. This exercise schedule may be accelerated in certain specific situations, subject to earlier termination in connection with a termination of service with us.

(c)	Mr. Douglas was not a named executive officer in 2007.
(d)	Represents actual payouts under our performance-based cash bonus programs for the fiscal years shown. See “Compensation Discussion and Analysis – Annual Performance Based Bonuses” and the “Grants of Plan Based Awards Table” for a more complete description of the 2009 bonus program.
(e)	The amounts shown consist of our incremental cost for the provision in fiscal 2009 to the named executive officers of certain specified perquisites, as follows:

Named Executive Officer	Medical Exams	Personal Use of Company Aircraft(i)	Personal Use of Corporate Club Memberships(ii)	Sales Incentive Award Trip(iii)		All Other Compensation
				Travel	Tax Gross Up	Other(ix)
Peter Farrell	$2,763	$107,536	$5,353	$2,845	$2,528	$19,632
Kieran Gallahue	$2,353	$1,828	$5,353	$4,549	$4,042	$29,598
Brett Sandercock	$0	$0	$0	$0	$0	$29,634
David Pendarvis	$2,443	$0	$5,353	$4,796	$4,262	$23,019
Rob Douglas	$0	$0	$0	$0	$0	$27,663

(i)	The calculation of the aggregate incremental cost for personal use of company aircraft includes the variable costs incurred as a result of personal flight activity, which includes the occupied hourly rate, fuel, trip related maintenance, universal weather monitoring, on-board catering, landing and ramp fees, excise taxes, and all other miscellaneous costs. No incremental cost for personal use of the aircraft is attributed to a named executive officer when the aircraft was previously scheduled to the destination for a business purpose. Since the aircraft are primarily used for business purposes, the aggregate incremental cost excludes fixed costs, such as the monthly management fee and amortization, because such costs would have been incurred regardless of the personal use.
(ii)	The incremental cost of personal use of our golf club membership ($16,059) is allocated equally among Dr. Farrell, Mr. Gallahue and Mr. Pendarvis.
(iii)	We provided certain of our named executive officers with benefits in connection with a sales incentive award travel program. Amounts above represent the cost of participation by executive officers in that program. The cost includes the incremental cost to us of travel, hotel, meals, entertainment and other expenses for the executive officer and the officer’s spouse or guest. The cost shown as gross up represents the amounts we reimburse the officer for the tax associated with income imputed to the officer in connection with the program. We provide tax gross ups to all employees who participate in this program. We do this to encourage participation in the program, because they might otherwise be discouraged from participating by tax expenses attributable to this program. Also, attendance is part of their management duty and enhances the effectiveness of the sales incentive program.
(ix)	The amounts shown as “All Other Compensation” include a holiday gift card ($25.00 plus tax gross ups of $12 to $18 provided to all of our US employees), matching contributions we made under our 401(k) Plan in the US, government-mandated contributions we made under the ResMed Limited Superannuation Plan, a defined contribution retirement program in Australia, and executive long-term disability and life insurance premiums paid by us on behalf of the named executive officers. Those amounts for fiscal 2009 were as follows:

Named Executive Officer	Company contribution to 401(k) and non-US Retirement(1)	Insurance Premiums(2)
Peter Farrell	$9,200	$10,395
Kieran Gallahue	$12,375	$17,180
Brett Sandercock	$27,043	$2,591
David Pendarvis	$9,910	$13,072
Rob Douglas	$25,072	$2,591

(1)	The contributions to the US 401(k) Plan are made by us for each of the named executive officers on the same terms as are applicable to all other employees. For fiscal year 2009 we made an automatic matching contribution to the plan equal to 3%, and an additional 1% match based on company performance, of eligible participants’ base salary, normal bonus and commissions up to a maximum of 6% subject to US Internal Revenue Code limits on the maximum amount of pay that may be recognized. Contributions made into the ResMed Limited Superannuation Plan in Australia are made at the government-mandated 9% on total base salary.
(2)	We pay the cost of term life and disability insurance for each of the named executive officers on the same basis as for all other eligible employees. We also pay the cost of an executive long-term disability policy which provides for additional benefits for US-based executives (including US-based named executive officers) not generally available to other employees. Amounts shown above represent the premiums paid for both generally-available and additional insurance.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the fiscal year ended June 30, 2009.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)				All Other Option Awards: Number of Securities Underlying Options(c)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(d)
Named Executive Officer	Approval Date	Grant Date	Threshold	Target	Maximum
Peter Farrell	11/20/2008	11/20/2008	$270,000	$540,000	(b	)	100,000	$31.04	$1,054,000
Kieran Gallahue	11/20/2008	11/20/2008	$426,000	$852,000	(b	)	200,000	$31.04	$2,108,000
Brett Sandercock	11/20/2008	11/20/2008	$130,732	$261,463	(b	)	70,000	$31.04	$737,800
David Pendarvis	11/20/2008	11/20/2008	$136,665	$273,350	(b	)	70,000	$31.04	$737,800
Rob Douglas	11/20/2008	11/20/2008	$118,451	$236,901	(b	)	70,000	$31.04	$737,800
	7/30/2008	8/1/2008					20,000	$37.34	$219,600

(a)	Represents potential payouts under our annual performance based cash bonus program for fiscal year 2009. See “Compensation Discussion and Analysis – Annual Performance Based Cash Bonuses” for a more complete description of the 2009 bonus program. The bonuses actually paid under the 2009 bonus program are reflected in the Summary Compensation Table.
(b)	There is no cap on the amounts payable under our bonus plans.
(c)	Stock options granted to our executive officers in fiscal year 2009 were issued under our 2006 Plan and are exercisable 25% per year on each anniversary of the grant date starting on the first anniversary of the grant date and have an exercise price equal to the closing price of our common stock on the NYSE on the grant date.
(d)	The dollar value of the options shown represents the grant date fair value based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123R. The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the Black-Scholes model:

	November 20, 2008	August 1, 2008
Market price of stock	$31.04	$37.34
Exercise price of option	$31.04	$37.34
Expected stock volatility	36.36%	27.41%
Risk-free interest rate	1.84%	3.13%
Expected life	4.78 years	4.77 years
Dividend yield	Nil	Nil

Outstanding Equity Awards at Fiscal Year(s) End

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers at June 30, 2009.

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date
Peter Farrell	90,000	30,000	$38.50	February 3, 2016
	0	100,000	$31.04	November 20, 2015
	111,980	0	$24.94	January 20, 2015
	25,000	75,000	$42.05	November 7, 2014
	115,180	0	$20.75	December 18, 2013
	100,000	100,000	$46.19	November 10, 2013
	112,134	0	$12.71	July 10, 2012
	152,088	0	$25.28	July 1, 2011
	11,200	0	$12.31	July 11, 2010

Kieran T. Gallahue	37,500	12,500	$38.50	February 3, 2016
	0	200,000	$31.04	November 20, 2015
	12,000	0	$24.94	January 20, 2015
	75,000	225,000	$42.05	November 7, 2014
	87,600	0	$23.89	September 1, 2014
	37,500	37,500	$46.19	November 10, 2013
	1,146	0	$15.99	January 13, 2013
	66,254	0	$15.99	January 13, 2013

Brett Sandercock	5,000	5,000	$47.75	July 7, 2016
	15,000	5,000	$38.50	February 3, 2016
	7,500	2,500	$40.80	December 1, 2015
	0	70,000	$31.04	November 20, 2015
	5,000	0	$24.94	January 20, 2015
	16,250	48,750	$42.05	November 7, 2014
	22,500	22,500	$46.19	November 10, 2013

David Pendarvis	26,250	8,750	$38.50	February 3, 2016
	0	70,000	$31.04	November 20, 2015
	40,000	0	$24.94	January 20, 2015
	16,250	48,750	$42.05	November 7, 2014
	20,000	20,000	$46.19	November 10, 2013
	5,346	0	$18.70	May 26, 2013
	21,713	0	$13.82	September 30, 2012

Robert Douglas	30,000	10,000	$38.50	February 3, 2016
	0	70,000	$31.04	November 20, 2015
	0	20,000	$37.34	July 31, 2015
	10,000	0	$24.94	January 20, 2015
	11,250	33,750	$42.05	November 7, 2014
	17,500	17,500	$46.19	November 10, 2013

(a)	The table below shows the vesting schedules relating to the option awards represented in the above table, by their expiration dates.

Option Awards Vesting Schedule

Expiration Date	Grant Date	Vesting Schedule
November 20, 2015	November 20, 2008	Four equal installments on November 20 of 2009, 2010, 2011 and 2012

July 31, 2015	August 1, 2008	Four equal installments on August 1 of 2009, 2010, 2011 and 2012

November 7, 2014	November 7, 2007	Four equal installments on November 7 of 2008, 2009, 2010 and 2011

November 10, 2013	November 10, 2006	Four equal installments on November 10 of 2007, 2008, 2009 and 2010

July 7, 2016	July 7, 2006	Four equal installments on July 7 of 2007, 2008, 2009 and 2010

February 3, 2016	February 3, 2006	Four equal installments on February 3 of 2007, 2008, 2009 and 2010

December 1, 2015	December 1, 2005	Four equal installments on December 1 of 2006, 207, 2008 and 2009

Option Exercises and Stock Vested

The following table summarizes the option exercises for each of our named executive officers for the fiscal years ended June 30, 2009. None of our named executive officers currently holds or held during fiscal 2009 any stock awards.

Named Executive Officer	Number of Securities Acquired on Exercise	Value Realized on Exercise(a)
Peter Farrell	28,618	$482,124
Kieran Gallahue	40,000	$1,092,888
Brett Sandercock	23,000	$526,818
David Pendarvis	16,655	$367,701
Rob Douglas	17,868	$310,938

(a)	Represents the difference between the market price of a share of common stock on the date of exercise, less the exercise price for each share so exercised.

Potential Payments on Termination or Change-of-Control

Beginning in July, 2007, we entered into agreements with each of our named executive officers and certain other members of senior management (a total of 16 currently employed people as of September 21, 2009), that provide certain change of control payments and benefits. In December 2008, the agreements were amended to conform to recent changes in IRS regulations, in particular, US Internal Revenue Code Sections 409A and 162(m). These changes included slightly refined definitions for bonus compensation and good reason.

On the effective date of a “change of control” as defined in the agreement and summarized below, all of the executive’s unvested stock options will vest in full.

In addition, if at any time during the period that commences six months before and ends one year after the effective date of a “change of control,” an executive terminates employment under certain conditions described below, then the executive will be entitled to receive certain additional compensation and benefits from us. The conditions that entitle an executive to additional compensation are:

•	the executive voluntarily terminates his employment for “good reason” (as defined in the agreement and summarized below); or

•	we terminate the executive’s employment other than for “cause” (as defined in the agreement and summarized below); and,

•	if we terminate other than for “cause” before the change of control, the termination is at the request of the successor entity or is otherwise in anticipation of the change of control.

In the event of a qualifying termination, the executive will be entitled to compensation and benefits, including the following:

•

A severance payment equal to two times (in the cases of Dr. Farrell and Mr. Gallahue), or 1.5 times (in the cases of Mr. Sandercock, Mr. Pendarvis and Mr. Douglas), the sum of the executive’s: (a) highest annual rate of base salary paid to the executive during the three year period ending on the date the executive is terminated (the “termination base salary”);; plus (b) the higher of (i) the highest actual bonus received by the executive during the past three years before the year of termination or (ii) a specified percentage of the termination base salary (120% in the case of Dr. Farrell and Mr. Gallahue and 70% in the case of Mr. Sandercock, Mr. Pendarvis and Mr. Douglas); plus (c) the pro-rata portion of bonus amounts earned through the date of termination; plus (d) the amount we would be required to contribute on the executive’s behalf under our pension, 401(k), deferred compensation and other retirement plans based on the executive’s termination base salary;

•	the executive will become fully vested in the executive’s accrued benefits under all pension, 401(k), deferred compensation or any other retirement plans maintained by us;

•	all of the executive’s unvested stock options and shares of restricted stock, if any, will vest in full;

•

we will provide medical and dental health benefits for two years (in the cases of Dr. Farrell and Mr. Gallahue) or 1.5 years (in the cases of Mr. Sandercock, Mr. Pendarvis and Mr. Douglas) following the date of termination; and

•

payment of an amount sufficient to offset the impact of any “excess parachute payment” excise tax payable by the executive under the provisions of the US Internal Revenue Code if the aggregate payments and distributions to the executive exceed a threshold of 10% greater than 2.99 times the executive’s base amount.

All payments under the change of control agreements are designed to be paid in lump sum, subject to certain restrictions set forth in US Internal Revenue Code section 409A.

Throughout the change of control payout period (two years in the cases of Dr. Farrell and Mr. Gallahue and 1.5 years in the cases of Mr. Sandercock, Mr. Pendarvis and Mr. Douglas), the executive will not induce any person in our employment to terminate employment or accept employment with anyone other than us or, subject to certain limited exceptions, engage in any business or activity or render any services or provide any advice to any person, activity, business or entity that directly or indirectly competes in any material manner with us or meaningfully support any such person, business, entity or activity or initiate or further any such business or activity. In addition, as a condition to payment and providing any benefits under the agreements, the executive must deliver a general release of claims in favor of us.

The initial term of the agreements terminates on December 1, 2011, the third anniversary of the effective date of the agreements. Unless either party gives notice of its intention not to renew, the term will be automatically extended for successive three-year periods.

“Cause” is generally defined as the executive’s (a) conviction or plea of guilty or nolo contendere of a misdemeanor involving moral turpitude, dishonesty or a breach of trust; (b) commission of any act of theft, fraud, embezzlement or misappropriation against us; (c) failure to devote substantially all of his or her business time to our business affairs or material breach of the terms of any employment-related agreement; (d) failure to comply with any corporate policies, which failure results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; (e) unauthorized disclosure or use of our confidential information, which results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; (f) violation of any rules or regulations of any governmental or regulatory body, which violation results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; or (g) abuse of drugs, alcohol or illegal substances, which results or is likely to result in substantial injury, financial or otherwise, to us or our reputation.

A “change of control” is generally defined as (a) a transaction or series of transactions whereby any person or related group of people directly or indirectly acquires beneficial ownership of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition, subject to certain exceptions; (b) individuals who, as of the date hereof, constitute the board cease for any reason to constitute at least a majority of the board, subject to certain exceptions; (c) the consummation by us of (i) a merger, consolidation, reorganization, or business combination, subject to certain exceptions;

(ii) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions, subject to certain exceptions; or (iii) the acquisition of assets or stock of another entity, subject to certain exceptions; or (d) our stockholders approve a liquidation or dissolution of us.

“Good reason” is generally defined as (a) the assignment to executive of duties, responsibilities and authority that are materially diminished when compared with executive’s duties, responsibilities and authority with us immediately before the change of control; (b) a material reduction in executive’s base salary as in effect at the time of the change of control; (c) any material diminution in the aggregate benefits provided to executive under the benefit plans and arrangements in which executive is participating at the time of the change of control; (d) any failure by us to continue in effect, or any material reduction in target bonus opportunity or any material increase in target performance objectives under any bonus or incentive plan or arrangement in which the executive is participating at the time of the change of control, which results in a material negative change in the executive’s bonus or incentive compensation; (e) material diminution in the budget over which executive retains authority at the time of the change of control; (f) any requirement by us that the executive be based anywhere that is at least fifty (50) miles away from both (i) the executive’s office location as of the date of the change of control and (ii) the executive’s then primary residence, except for required travel by the executive on our business; (g) any failure by us to obtain the assumption of this agreement by our successor or assign; or (h) any purported termination by us of executive’s employment which is not effected by a notice of termination satisfying the requirements set forth in the agreement.

In accordance with the requirements of the rules of the US Securities & Exchange Commission, the following table presents our reasonable estimate of the benefits payable to the named executive officers under our agreements assuming that a change of control and qualifying termination of employment occurred on June 30, 2009, the last business day of fiscal year 2009. Excluded are benefits provided to all employees, such as accrued vacation, and benefits provided by third parties under our life and other insurance policies. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a qualifying termination in connection with a change of control, the named executive officers will receive, in addition to the cash compensation earned for such period, the amounts reflected below. The compensation amounts for Australian-based named executive officers are presented in US dollars based on the conversion rate in effect at the close of business June 30, 2009.

Named Executive Officer	Cash Severance(a)		Health and Insurance(b)	Retirement Plan Contributions(c)	Value of Option Acceleration(d)	Total Value(e)
Peter Farrell	$3,844,967	(f)	$30,632	$19,600	$1,035,900	$4,931,099
Kieran Gallahue	$3,976,000		$30,632	$19,600	$1,965,875	$5,992,107
Brett Sandercock	$1,086,443		$4,226	$45,129	$689,450	$1,825,248
David Pendarvis	$1,269,125		$21,578	$19,600	$697,813	$2,008,116
Rob Douglas	$984,383		$4,226	$40,890	$768,400	$1,797,899

(a)	Represents the dollar value of cash severance under the formula described above. The amounts do not include a pro-rated bonus for fiscal year 2009 as the trigger event occurs on the last day of fiscal 2009, and thus the payout would be the same as if the trigger event had not occurred.
(b)	Represents continued medical and dental benefits for the payout period, based on our current costs to provide such coverage.
(c)	Represents the dollar value of retirement plan contributions, under the formula described above and based on the executive’s termination base salary.
(d)	The value of option acceleration is based on the closing price of our common stock ($40.73) on the NYSE on June 30, 2009. All options would accelerate on the change of control, without a qualifying termination of employment. If additional options or shares of restricted stock are granted after the change of control but before a qualifying termination of employment, the vesting of such additional options and shares of restricted stock would accelerate on the qualifying termination of employment.
(e)	Excludes the value to the executive of the continued right to indemnification by us. Executives will be indemnified by us and will receive continued coverage under our directors’ and officers’ liability insurance (to the extent applicable). Dr. Farrell’s cash severance was reduced by $75,033 in accordance with the terms of Dr. Farrell’s agreement, which provide that if the aggregate payments and distributions to the executive are less than a threshold of 10% greater than 2.99 times the executive’s base amount, representing the safe harbor threshold under US Internal Revenue Code Section 280G, the payments shall be reduced to the safe harbor amount. No tax gross ups would be payable to any of the other named executive officers as their payments and distributions are below the safe harbor threshold of Section 280G.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our 2009 annual report on Form 10-K (where it is incorporated by reference) and in this proxy statement for the 2009 Annual Meeting of stockholders.

COMPENSATION COMMITTEE

Ronald Taylor, Chair

Gary Pace

Richard Sulpizio

The above report of the Compensation Committee will not be deemed to be incorporated by reference to any filing by ResMed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that ResMed specifically incorporates it by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes outstanding stock option plan balances as of June 30, 2009:

Plan Category	Number of securities to be issued on exercise of outstanding options(a)	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	10,799,302	$34.82	3,380,475	(b)
Employee Stock Purchase Plan approved by security holders	N/A	N/A	102,327	(c)
Equity compensation plans not approved by security holders	0	$0	0

Total	10,799,302	$34.82	3,482,802

(a)	There are no full value awards outstanding and the weighed average term for outstanding options is 5.13 years.
(b)	All available shares are under the 2006 Plan, and do not give effect to the proposal to increase the authorized shares under this plan by 1,560,825 shares that the stockholders are being asked to approve at this Annual Meeting. See “Proposal 2 Approval of the Amendment to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan.
(c)	Does not give effect to the proposal to increase the authorized shares under this plan by 600,000 shares that the stockholders are being asked to approve at this Annual Meeting. See “Proposal 3 Approval of the Amendment to the ResMed Inc. Employee Stock Purchase Plan

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and individuals who own more than ten percent of a registered class of our equity securities to file with the US Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of the forms we received, or written representations from certain reporting individuals, we believe that all Section 16(a) filing requirements applicable to our directors, named executive officers and 10% stockholders during fiscal year 2009 were satisfied.

AUDIT MATTERS

Audit Fees

The following table presents fees for professional audit services by KPMG LLP for the audit of our annual financial statements for fiscal years 2009 and 2008, and fees billed for other services rendered by KPMG LLP.

Fees	2009	2008
Audit Fees(1)	$1,823,397	$2,180,420
Audit Related Fees(2)	$0	$0
Total Audit and audit related fees	$1,823,397	$2,180,420
Tax Fees	$0	$0
All Other Fees	$0	$0

Total Fees	$1,823,397	$2,180,420

(1)	Fees for audit services consisted of: (i) audit of our annual financial statements; (ii) reviews of our quarterly financial statements; (iii) consents and other services related to SEC matters and (iv) Sarbanes-Oxley Act, Section 404 Attestation Report (approximately $1.0 million).
(2)	Fees for audit-related services normally consist of: (i) audits and/or due diligence associated with mergers/acquisitions; (ii) financial accounting and reporting consultations; (iii) Sarbanes-Oxley Act, Section 404 advisory services; and (iv) employee benefit plan audits.

KPMG did not perform any other non-audit services during fiscal year 2009.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit fees.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG LLP was approved in advance by our Audit and Compliance Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

Audit Committee Report

Following is the report of the Audit Committee with respect to ResMed’s audited financial statements for the fiscal year ended June 30, 2009, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the three years in the period ended June 30 and the notes thereto.

The role of the Audit Committee is to oversee ResMed’s financial reporting process on behalf of the Board of Directors. ResMed’s management has the primary responsibility for its financial statements as well as its financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of ResMed’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors ResMed’s audited financial statements as of and for the year ended June 30, 2009. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect,” which includes, among other items, matters related to the conduct of the audit of our financial statements, and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from ResMed.

The members of the Audit Committee are not engaged in the accounting or auditing profession and are not involved in day-to-day operations of ResMed. In the performance of their oversight function, the members of the Audit Committee necessarily rely on the information, opinion, reports and statements presented to them by ResMed’s management and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that ResMed’s financial statements are accurate, that the audit of the financial statements has been conducted in accordance with generally accepted auditing standards or that ResMed’s auditors meet the applicable standards for auditor independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ResMed’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the SEC.

AUDIT COMMITTEE

Michael A. Quinn, Chair

Christopher G. Roberts

John Wareham

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by ResMed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that ResMed specifically incorporates it by reference.

MATTER TO BE ACTED ON – PROPOSAL 1:

ELECTION OF DIRECTORS

Our bylaws authorize a Board of Directors with between 1 and 13 members, with the exact number to be specified by the Board of Directors from time to time. The current authorized number of directors is eight.

The board is divided into three classes. One class is elected every year at the Annual Meeting of Stockholders for a term of three years. The class of directors whose term expires in 2009 has three members, Peter Farrell, Gary Pace, and Ronald Taylor. Accordingly, three directors are to be elected at this Annual Meeting of Stockholders, who will hold office until the 2012 Annual Meeting of Stockholders or until the director’s prior death, disability, resignation or removal.

On the Nominating and Governance Committee’s recommendation, the Board of Directors has nominated Peter Farrell, Gary Pace, and Ronald Taylor for re-election as a director at this Annual Meeting. We are soliciting proxies in favor of these nominees and proxies will be voted for them unless otherwise specified. If Peter Farrell, Gary Pace, or Ronald Taylor becomes unable or unwilling to serve as directors, the proxies will be voted for the election of such other person, if any, as the Board of Directors shall designate.

Information concerning the nominees for director and the other directors who will continue in office after the Annual Meeting is set forth below:

Director	Current Term Expiration	Age	Position
Peter Farrell	2009	67	Executive Chairman of the Board, nominee for re-election
Gary Pace(1)(2)	2009	61	Director, nominee for re-election
Ronald Taylor(1)(2)	2009	61	Director, nominee for re-election
Kieran Gallahue	2010	47	Chief Executive Officer, President and Director
Michael Quinn(1)(3)	2010	61	Director
Richard Sulpizio(1)(2)	2010	59	Director
Christopher Roberts(1)(3)	2011	55	Director
John Wareham(1)(3)	2011	68	Director

(1)	Member of the Nominating and Governance Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee

The following biographical information is furnished with regard to our directors (including nominees) as of June 30, 2009.

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2012 Annual Meeting of Stockholders

Peter Farrell has served as our Executive Chairman of the Board since January 1, 2008. He has been a director of ResMed since June 1989 and served as Chief Executive Officer of ResMed from July 1990 until December 2007. From ResMed’s inception until September 2004, Dr. Farrell was also ResMed’s President. From July 1984 to June 1989, Dr. Farrell served as Vice President, Research and Development at various subsidiaries of Baxter International, Inc. (“Baxter”), and from August 1985 to June 1989, he also served as Managing Director of the Baxter Center for Medical Research Pty Ltd., a subsidiary of Baxter. From January 1978 to December 1989, he was Foundation Director of the Center (now Graduate School) for Biomedical Engineering at the University of New South Wales where he currently serves as a Visiting Professor. He holds a B.E. in chemical engineering with honors from the University of Sydney, an S.M. in chemical engineering from the Massachusetts Institute of Technology, a Ph.D. in chemical engineering and bioengineering from the University of Washington, Seattle and a D.Sc. from the University of New South Wales. Dr. Farrell was named 1998 San Diego Entrepreneur of the Year for Health Sciences, Australian Entrepreneur of the Year in 2001 and US National Entrepreneur of the Year for 2005 in Health Sciences. In August 2000, he was named Vice Chairman of the Executive Council of the Harvard Medical School Division of Sleep Medicine. In addition to his responsibilities with ResMed, Dr. Farrell is a director of NuVasive, Inc., a NASDAQ-listed company that develops and markets products for the surgical treatment of spine disorders; Pharmaxis Limited, an ASX and NASDAQ-listed specialist pharmaceutical company; and is the non-executive chair of QRxPharma, a clinical-stage specialty pharmaceutical company listed on the ASX. He is a Fellow or Honorary Fellow of several professional bodies.

Gary Pace has served as our director since July 1994. Dr. Pace is a co-founder, director, and consultant to QRxPharma, a clinical-stage specialty pharmaceutical company listed on the ASX, and he was formerly the chairman and Chief Executive Officer of a predecessor company to QRxPharma. Dr. Pace is also a Visiting Scientist at the Massachusetts Institute of Technology (MIT). In addition to ResMed, he serves as a Director of Transition Therapeutics, a Canadian Venture Exchange-listed Canadian biopharmaceutical company developing new therapies; Celsion Corp., an AMEX- listed device and drug development company; and Peplin Ltd., an ASX-listed biopharmaceutical company. From 1995 to 2001, Dr. Pace was President and Chief Executive Officer of RTP Pharma, a developer of nano-articulate technology. From 2000 to 2002, Dr. Pace was Chairman and Chief Executive Officer of Waratah Pharmaceuticals Inc., a spin-off company from RTP Pharma. From 1993 to 1994, Dr. Pace was the founding President and Chief Executive Officer of Transcend Therapeutics Inc. (formerly Free Radical Sciences Inc.), a biopharmaceutical company. From 1989 to 1993, he was Senior Vice President of Clintec International, Inc., a Baxter/Nestle joint venture and manufacturer of clinical nutritional products. Dr. Pace holds a B.Sc. with honors from the University of New South Wales and a Ph.D. from MIT.

Ronald Taylor has served as our director since January 2005. Mr. Taylor is a director of Watson Pharmaceuticals, Inc., a NYSE-listed specialty pharmaceutical company; Red Lion Hotels Corp, a NYSE-listed hospitality company; Safelife Corporation, a developer of antimicrobial technology, and Aethon Corp, a privately-held provider of robotic delivery systems for hospitals. Mr. Taylor is Chairman of the Board of three privately-held companies: 3E Company, an outsourcing business for environmental health and safety; EMN8 Corporation, a manufacturer of self-service terminals for quick service restaurants; and Asteres, Inc., a manufacturer of automated pharmaceutical prescription dispensers for chain drug stores. From 2002 until 2005, he served as chair of the ResMed Foundation. Mr. Taylor resigned from the Foundation board in connection with his appointment to the ResMed Board of Directors. In 1987, Mr. Taylor founded Pyxis Corporation, a manufacturer of automated drug dispensers for hospitals, where he served as Chairman, President, and Chief Executive Officer until its purchase by Cardinal Health, Inc., in 1996. Before founding Pyxis, Mr. Taylor was responsible for the operations and international sales at Hybritech, Inc., a biotechnology company, for six years. Before joining Hybritech, he served over ten years in management roles at Allergan Pharmaceuticals. Mr. Taylor received a B.A. from the University of Saskatchewan and an M.A. from the University of California, Irvine.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES TO THE BOARD OF DIRECTORS.

Directors Continuing in Office until the 2010 Annual Meeting of Stockholders

Kieran Gallahue has served as our Chief Executive Officer and director since January 1, 2008, and has been our President since September 2004. He began his career at ResMed in January 2003 as President and Chief Operating Officer of the Americas. Before joining ResMed, Mr. Gallahue served as President of Nanogen, Inc., a San Diego-based DNA research and medical diagnostics company. Mr. Gallahue also held roles of Chief Financial Officer and Vice President of Strategic Marketing for Nanogen. From 1995 to 1997 he served as Vice President of the Critical Care Business Unit for Instrumentation Laboratory, or IL. Before 1995, Mr. Gallahue held various marketing, sales and financial positions within IL, Procter & Gamble and GE. Mr. Gallahue holds a B.A. from Rutgers University and an M.B.A. from Harvard Business School.

Michael Quinn has served as our director since September 1992. Since April 1999, Mr. Quinn has been the Chief Executive Officer of Innovation Capital, an Australian/U.S. venture capital fund. From February 1992 to April 1999, he was a management and financial consultant. From July 1988 to January 1992, Mr. Quinn served as Executive Chairman of the Board of Phoenix Scientific Industries Limited, a manufacturer of health care and scientific products and listed on the ASX. Before that, Mr. Quinn was a co-founder and managing director of Memtec, a NYSE-listed environmental filtration company. Mr. Quinn holds both a B.Sc. in physics and applied mathematics and a B.Ec. from the University of Western Australia and an M.B.A. from Harvard

University. He is currently a member of the Board of Directors of QRxPharma, a clinical-stage specialty pharmaceutical company listed on the ASX, and of CAP-XX Limited, a London Stock Exchange-listed company that manufactures and markets super capacitors.

Richard Sulpizio has served as our director since August 2005. Mr. Sulpizio retired in July 2001 as President and Chief Operating Officer of QUALCOMM, INC., a NASDAQ-listed wireless communication company. After his retirement, QUALCOMM asked Mr. Sulpizio to serve as President of QUALCOMM China from May 2002 to March 2003, and then as President of QUALCOMM Europe from January 2004 to September 2004. In March 2005, Mr. Sulpizio returned to QUALCOMM and served until December 2005 as President and CEO of MediaFLO, USA, Inc, a QUALCOMM subsidiary, chartered with bringing multimedia services to the wireless industry. Before joining QUALCOMM, Mr. Sulpizio spent eight years with Unisys Corporation, a diversified computer and electronics company, and 10 years with Fluor Corporation, an engineering and construction company. Mr. Sulpizio was a member of the Board of Directors of QUALCOMM, INC., from 2000 until 2007. Mr. Sulpizio is also on the Advisory Board of Focus Ventures, a Palo Alto based venture capital company. Mr. Sulpizio is on the advisory board of the University of California San Diego’s Sulpizio Family Cardiovascular Center and chairs the board of the Danny Thompson Memorial Leukemia Foundation. Mr. Sulpizio holds a B.A. from California State University, Los Angeles, and an M.S. in Systems Management from the University of Southern California.

Directors Continuing in Office until the 2011 Annual Meeting of Stockholders

Christopher Roberts has served as our director since September 1992. He also served as our director from August 1989 to November 1990. Since February 2004, he has been Chief Executive Officer and President of Cochlear Limited, an ASX-listed cochlear implant company for the treatment of severe and profound deafness. Between August 1992 and January 2004, he was ResMed’s Executive Vice President responsible for European and Asia-Pacific activities. Between 1976 and 1992 he served in various positions in medical device companies, including President of BGS Medical (Denver, Colorado), an orthopedic implant company. Dr. Roberts holds a B.E. in chemical engineering with honors from the University of New South Wales, an M.B.A. from Macquarie University and a Ph.D. in biomedical engineering from the University of New South Wales. He is a Fellow of the Australian Academy of Technological Sciences and Engineering (FTSE) and a Fellow of the Australian Institute of Company Directors (FAICD). He was a member of the National Health and Medical Research Council (NHMRC), Australia’s health and medical research and advisory body for the 2003-2006 triennium, and is the Chairman of Research Australia, a non-profit organization.

John Wareham has served as our director since January 2005. From September 1993 to January 2004, Mr. Wareham was the President of Beckman Coulter, Inc. a NYSE-listed biomedical company that develops and markets instruments, chemistries, software and supplies to simplify and automate laboratory processes. Mr. Wareham also served as Chief Executive Officer from August 1998 to February 2005 and Chairman from January 1999 to April 2005. Before joining Beckman Coulter in 1984, Mr. Wareham was President of Norden Laboratories, Inc., a wholly-owned subsidiary of SmithKline Beckman. He first joined a predecessor of SmithKline Beckman Corporation in 1968. Mr. Wareham is a director and non-Executive Chairman of the Board of STERIS Corporation, a NYSE-listed market leader in infection prevention, decontamination and health science technologies, products and services, and a director of Greatbatch Inc., a NYSE-listed developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Mr. Wareham joined the Board of Accuray, Inc. in February, 2008. Accuray is involved in the radiosurgery market. Mr. Wareham holds a B.S. in Pharmacy from Creighton University in Omaha, Nebraska, and an MBA from Washington University in St. Louis, Missouri.

CORPORATE GOVERNANCE

Board Independence

Our Board of Directors has determined that each of Messrs. Pace, Quinn, Roberts, Sulpizio, Taylor and Wareham is an independent member of the Board of Directors under the listing standards of the NYSE, and they and their respective family members have no material relationship with us, commercial or otherwise, that would impair such director’s independence. The board also determined that each member of the Audit, Nominating and Governance, and Compensation Committees is independent as required by the applicable listing standards of the NYSE and that each of the members of the Audit Committee are independent as required by the applicable laws of the US Securities and Exchange Commission. The board determined that Dr. Farrell and Mr. Gallahue each has a material relationship with us as our executive officer that prohibits him from being considered independent under applicable standards.

The following relationships or transactions were considered by our Board of Directors in making its independence decisions: During fiscal year 2009, Dr. Farrell served as Chairman of the Board of QRxPharma Limited, a clinical-stage specialty pharmaceutical company listed on the ASX. Mr. Quinn and Dr. Pace are also directors of QRxPharma. Dr. Pace is a co-founder of QRxPharma and continues to work with QRxPharma as a consultant. We do not do any business with QRxPharma. Our board considered these relationships and determined they did not prevent Dr. Pace or Mr. Quinn from being considered independent under applicable standards.

Meetings and Director Attendance

During fiscal year 2009, our Board of Directors held four meetings. All members attended all meetings during the time they served on the board. During each meeting, our independent directors met without management present, and the chair of our Nominating and Governance Committee led those sessions.

During fiscal year 2009, the Compensation Committee held eight meetings; the Audit Committee held eight meetings; and the Nominating and Governance Committee held four meetings. Each director attended more than 75% of the aggregate of the number of meetings of the Board of Directors and of the meetings of the committees on which the director served.

In addition to meetings, the members of the Board of Directors and its committees sometimes take action by written consent in lieu of a meeting, which is permitted under Delaware corporate law, or discuss Company business without calling a formal meeting.

Mr. McCarthy resigned at the 2008 Annual Meeting and, therefore, did not attend board or committee meetings during the third and fourth quarters of fiscal year 2009.

All directors were present for our 2009 Meeting of Stockholders. The Company encourages directors to attend our stockholders meetings and generally schedules board meetings to coincide with the annual stockholders meeting to facilitate directors’ attendance.

Committees of the Board of Directors

The Board of Directors has three standing committees to assist in the management of our affairs: Compensation, Nominating and Governance, and Audit. A copy of the charters for each of these committees can be found at our Website at www.resmed.com, and is available to stockholders on request made to our Secretary at ResMed Inc., 9001 Spectrum Center Blvd., San Diego, California 92123 USA.

Below is a summary of our committee structure and membership information.

Director	Compensation Committee	Nominating and Governance Committee	Audit Committee
Gary W. Pace	Member	Chairman
Michael A. Quinn		Member	Chairman
Christopher Roberts		Member	Member
Richard Sulpizio	Member	Member
Ronald Taylor	Chairman	Member
John Wareham		Member	Member

Compensation Committee

The Compensation Committee currently consists of Ronald Taylor (Chairman), Gary Pace, and Richard Sulpizio. Mr. McCarthy, who was also a member during fiscal year 2009, resigned from the board effective November 20, 2008, and as a result no longer served as a member of the Compensation Committee as of that date.

The Compensation Committee’s primary purposes are to:

•	establish and review the compensation of our officers, directors, and executives;

•	advise the board regarding our compensation philosophies, practices, and procedures;

•	advise the board regarding key senior management succession planning, including recruiting, hiring, development, and retention and termination of key senior executives; and

•	administer our equity and compensation plans.

The Compensation Committee meets in person and by telephone to perform its duties. It works primarily with our Senior Vice President, Organizational Development, and his staff to gather internal data and solicit management’s recommendations regarding compensation. The Committee also communicates directly with our Chief Executive Officer and Executive Chairman of the Board, as appropriate, for their recommendations and information regarding compensation, particularly with regard to the Chief Executive Officer’s direct reports. In addition, the Committee consults with our Chief Financial Officer regarding the financial impact of certain compensation decisions. However, the Committee generally determines the compensation for each of our individual officers outside of the presence of the affected officer. The Committee also advises and consults with other non-executive board members as it determines appropriate regarding compensation issues.

During fiscal year 2009, the Committee retained a nationally-recognized independent consultant, Frederic W. Cook & Co., Inc. That consultant was engaged to render advisory services and to serve as the Committee’s independent compensation consultant in connection with compensation-related matters for our executives and Board of Directors. During 2009, these compensation matters included assessing ResMed’s executive compensation program, including salaries, target and actual bonuses, and long-term incentive equity grants. The consultant also advised the Compensation Committee regarding board compensation, including board fees, and equity compensation for board members. The consultant provided the Committee with information regarding industry trends, best practices, and regulatory changes. Companies included in the peer group for competitive comparisons are initially proposed by the consultant and approved by the Committee. The consultant was engaged directly by the Committee. The consultant worked with our Senior Vice President Organizational Development and his staff, but also and made presentations directly to the Committee.

During fiscal year 2009, the committee engaged the services of Hewitt Associates to advise regarding market practices and benchmarking data concerning the compensation paid in Australia to the positions of Chief Financial Officer and Chief Operating Officer, and the service of Watson Wyatt to advise on market practices and benchmarking data concerning the compensation paid in Switzerland to the position of Chief Operating Officer, Europe.

During fiscal year 2009, the Committee continued its practice of delegating to our Senior Vice President, Organizational Development, authority to approve certain equity grants to newly-hired employees who were not executive officers, so long as they are within a pre-approved range based on the recipient’s position. During fiscal 2009, 22,500 options were granted pursuant to this authority. The Committee believes this delegation enhances our ability to attract talented employees by allowing management to extend binding employment offers quickly and flexibly. All other equity grants must be pre-approved by the Committee.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Gary W. Pace (Chairman), Michael A. Quinn, Christopher Roberts, Richard Sulpizio, Ronald Taylor and John Wareham. Mr. McCarthy, who was also a member during fiscal year 2009, resigned from the board effective November 20, 2008 and as a result no longer served as a member of the Nominating and Governance Committee after that date.

The Nominating and Governance Committee’s primary purposes are to:

•	assure that the composition, practices and operation of the Board of Directors contribute to lasting value creation and effective representation of our stockholders; and

•

assist the board with selecting board and committee members, committee selection and rotation practices, evaluating the board’s overall effectiveness, and reviewing and considering developments in corporate governance practices.

Our Corporate Governance Guidelines set forth goals regarding composition of the board and committees, meetings and expectations of directors. A copy of our Corporate Governance Guidelines may be found on our Website located at www.resmed.com, and is available to stockholders on request made to the Secretary, ResMed Inc., 9001 Spectrum Center Blvd., San Diego, California 92123 USA.

The Nominating and Governance Committee identifies nominees for the Board of Directors by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Governance Committee’s criteria for board service are re-nominated. As to new candidates, the Nominating and Governance Committee generally identifies the desired qualifications for new board members and polls the Board of Directors and members of management for their recommendations. The Nominating and Governance Committee may also review the composition and qualification of the boards of directors of ResMed’s competitors, and may seek input from industry experts and analysts. The Nominating and Governance Committee may engage a third-party search firm to identify candidates in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. The Nominating and Governance Committee reviews the qualifications, experience and background of all candidates. The independent directors and executive management interview final candidates. In making its determinations, the Nominating and Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Governance Committee makes its recommendation to the Board of Directors.

Recommendations received from stockholders in accordance with the stockholder nominations guidelines below will be processed and are subject to the same criteria as are candidates nominated by the Nominating and Governance Committee. The Nominating and Governance Committee will consider stockholder suggestions for nominees for directorship and has a policy to consider any candidates recommended by stockholders who have held a minimum of 1% of our outstanding voting securities for at least one year. In order for the Nominating and Governance Committee to consider a stockholder nomination, the stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on the Board of Directors. The stockholder must also provide such other information about the candidate that would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate (including the consent to a background check) and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must submit proof of ownership of our stock. All communications should be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o Secretary, ResMed Inc., 9001 Spectrum Center Blvd., San Diego, California 92123 USA. Recommendations received after 120 days before the mailing of the proxy will likely not be considered timely for consideration at that year’s Annual Meeting. The Nominating and Governance Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates.

Audit Committee

The Audit Committee is comprised of Michael A. Quinn (Chairman), Christopher G. Roberts and John Wareham, each of whom has been determined by the Board of Directors to be financially literate and meet the other requirements for Audit Committee service under the current listing standards of the NYSE and of the SEC. In addition, the Board of Directors has identified all members of the Audit Committee as financial experts according to the requirements of the SEC.

The Audit Committee’s responsibilities include selecting our independent auditors and approving their fees and other significant compensation, as well as reviewing:

•	our annual financial statements and quarterly results;

•	the adequacy and effectiveness of our systems of internal accounting controls;

•	significant matters identified as a result of our independent accountants’ procedure;

•	the annual and quarterly earnings press releases before their respective release;

•	the independent auditors’ audit plan and engagement letter;

•	the independence and performance of our independent auditors;

•	material legal matters and potential conflicts of interest;

•	our code of ethical conduct and its enforcement; and

•	the adequacy and succession planning of our accounting and financial personnel.

Communications with the Board of Directors

Any interested person, including any stockholder, may communicate with our non-employee board members by written mail addressed to the Chairman of the Nominating and Governance Committee, care of Secretary, ResMed Inc., 9001 Spectrum Center Blvd., San Diego, California 92123 USA. We encourage stockholders to include proof of ownership of our stock in such communications. The Secretary will forward all such communications to the Chairman of the Nominating and Governance Committee.

Code of Ethics

We have a code of business conduct and ethics for directors, officers and employees, which can be found at www.resmed.com and is available to stockholders on request made to the Secretary, ResMed Inc., 9001 Spectrum Center Blvd., San Diego, California 92123 USA. The code summarizes the compliance and ethical standards and expectations we have for all of our officers, directors and employees, including our Chief Executive Officer and senior financial officers, with respect to their conduct in connection with our business. Our code of business conduct and ethics constitutes our code of ethics within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. We intend to disclose future amendments to or waivers of certain provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and individuals performing similar functions on our Website at www.resmed.com within five business days or as otherwise required by the SEC or the NYSE.

Compensation of Directors

During fiscal year 2009, the board and Compensation Committee reviewed the amount of director fees and reviewed a report from Frederic W. Cook, its independent compensation consultant, concerning cash compensation (retainer and fees) and equity compensation (options and full value awards) provided by the company as compared to a peer group of 17 medical device and medical technology companies.

After reviewing industry trends and competitive comparisons, the Committee in May of 2009 decided to change the fee structure, effective in fiscal year 2010. For fiscal year 2010, directors will receive no individual meeting fees for board or committee meetings, but the annual retainer for each non-employee board member will be increased to $50,000. Also, committee chairmen retainers will be increased to $10,000 for the chair of each committee. No change was made at that time to the option awards granted to our directors. However, the Compensation Committee and board continue to monitor compensation practices and tax regulations, particularly in Australia, and may consider the use of restricted stock units as equity compensation for directors, particularly our Australian-based directors.

Our executive officers do not receive additional compensation for their service as directors. The table below summarizes the compensation received by our non-employee directors for the year ended June 30, 2009.

Director	Fees Earned or Paid in Cash(a)	Option Awards(b)(c)	Total
Donagh McCarthy(d)	$17,500	$274,341	$291,841
Gary W. Pace	$37,500	$215,488	$252,988
Michael A. Quinn	$36,000	$215,488	$251,488
Christopher Roberts	$31,000	$215,488	$246,488
Richard Sulpizio	$33,000	$239,212	$272,212
Ronald Taylor	$37,500	$215,488	$252,988
John Wareham	$31,000	$215,488	$246,488

(a)	Each director who is not our employee received an annual fee of $15,000 for service as a director during fiscal year 2009. Each board member also received $1,500 for attendance at board meetings and $1,000 for attending committee meetings, either in person or by telephone. In addition, the chairs of each committee received an additional annual fee: $5,000 for the audit committee and $3,500 for the other committees. Each director was also reimbursed for expenses incurred in attending meetings (which amounts are not reflected in the table above).
(b)	Each non-employee director was granted 18,000 options on the date of our 2008 Annual Meeting. The exercise price of these options was the closing price of our Common Stock on the date of grant.

The amounts shown are the amounts of compensation cost recognized by us in fiscal year 2009 related to the grants of stock options in fiscal year 2009 and earlier fiscal years, as prescribed under the Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 2(r) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009, except that, for purposes of the amounts shown, no forfeitures were assumed to take place. The following table shows how much of the overall amount of the compensation cost is attributable to each award.

Director	Grant Date	Exercise Price	Number of Shares of Stock Underlying Options in Original Grant	2009 Fiscal Year Compensation Cost
Donagh McCarthy(d)	November 20, 2008	$31.04	18,000	$189,703.80
	November 7, 2007	$42.05	18,000	$83,881.97
	July 7, 2006	$47.75	18,000	$524.53
	July 1, 2005	$33.00	24,000	$231.21

Gary Pace	November 20, 2008	$31.04	18,000	$38,460.50
	November 7, 2007	$42.05	18,000	$83,881.97
	July 7, 2006	$47.75	18,000	$92,915.15
	July 1, 2005	$33.00	24,000	$231.21

Michael Quinn	November 20, 2008	$31.04	18,000	$38,460.50
	November 7, 2007	$42.05	18,000	$83,881.97
	July 7, 2006	$47.75	18,000	$92,915.15
	July 1, 2005	$33.00	24,000	$231.21

Director	Grant Date	Exercise Price	Number of Shares of Stock Underlying Options in Original Grant	2009 Fiscal Year Compensation Cost
Christopher Roberts	November 20, 2008	$31.04	18,000	$38,460.50
	November 7, 2007	$42.05	18,000	$83,881.97
	July 7, 2006	$47.75	18,000	$92,915.15
	July 1, 2005	$33.00	24,000	$231.21

Richard Sulpizio	November 20, 2008	$31.04	18,000	$38,460.50
	November 7, 2007	$42.05	18,000	$83,881.97
	July 7, 2006	$47.75	18,000	$92,915.15
	September 1, 2005	$36.17	36,000	$23,955.13

Ronald Taylor	November 20, 2008	$31.04	18,000	$38,460.50
	November 7, 2007	$42.05	18,000	$83,881.97
	July 7, 2006	$47.75	18,000	$92,915.15
	July 1, 2005	$33.00	24,000	$231.21

John Wareham	November 20, 2008	$31.04	18,000	$38,460.50
	November 7, 2007	$42.05	18,000	$83,881.97
	July 7, 2006	$47.75	18,000	$92,915.15
	July 1, 2005	$33.00	24,000	$231.21

Grant date fair value of the options to purchase 18,000 shares of our common stock granted on November 20, 2008, to each non-employee director (including Mr. McCarthy) is approximately $189,704. This was based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under the Statement of Financial Accounting Standards No. 123R. The following assumptions were used in the Black-Scholes model:

November 20, 2008
Market price of stock	$31.04
Exercise price of option	$31.04
Expected stock volatility	36.36%
Risk-free interest rate	1.84%
Expected life	4.78 years
Dividend yield	Nil

Since 2006, options have been granted to our non-employee directors under our Amended and Restated ResMed Inc. 2006 Incentive Award Plan, which provides that the options are exercisable 1/12 per month and are fully vested as of the earlier of (i) the first anniversary of the grant date, or (ii) the date of the first Annual Meeting of our stockholders at which directors are elected following the grant date. Directors may first exercise vested options on the earlier of: (i) 3 years from the grant date; or (ii) 6 months after termination from board service. After an option becomes so exercisable, directors may exercise it until the earlier of: (i) 3 years after board service ends; or (ii) expiration of the option. The options are exercisable for a maximum period of 7 years after the grant date.

(c)	The following table sets forth the number of options (both exercisable and unexercisable) held by each of our non-employee directors as of the end of fiscal year 2009. None of our non-employee directors held any unvested stock awards as of the end of fiscal year 2009.

Non-Employee Director	Options Outstanding at Fiscal Year End
Gary Pace	220,000
Michael Quinn	220,000
Christopher Roberts	178,000
Richard Sulpizio	96,000
Ronald Taylor	102,000
John Wareham	102,000

(d)	Mr. McCarthy resigned from the board on November 20, 2008. In recognition of his lengthy tenure on the board, the board unanimously agreed to approve a grant of 18,000 shares, on the same terms as the grants to other board members, except that the grant would immediately vest, on grant, in its entirety. The compensation cost recognized by us for this grant was $189,703.80. At the time of his resignation, Mr. McCarthy had 202,000 options outstanding.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Under our Code of Conduct, directors, executive officers, and employees are required to disclose any situations that would reasonably be expected to give rise to a conflict of interest. Such situations involving executive officers may be waived only by our Board of Directors or the appropriate committee of the board.

Under the ResMed Related Party Transaction Policy and Procedures, which was approved by our Board of Directors in August 2007 and revised in August 2009, our Audit Committee will review and either approve or disapprove any transaction between the Company and an executive officer, director, director nominee, or any other “related party” (as defined under Item 404 of Regulation S-K of the SEC) valued at $120,000 or more ($100,000 or more after August 2009). Management is responsible for providing a report to the Audit Committee on an on-going basis as to all potential related party transactions. Under this policy, the Audit Committee has pre-approved any compensation arrangement that is approved by our Compensation Committee for an executive officer or to a family member of a board member or executive officer, if approved by the Compensation Committee or approved in the normal course of business without the participation by the board member or executive officer. We historically and currently review in detail the responses of our executive officers and directors to their director’s and officer’s questionnaires for any reportable related party transactions.

During fiscal year 2009, the only reportable related party transactions involved compensation paid to two of Dr. Farrell’s adult children who are employees. Michael Farrell served as Sr. Vice President, Strategic Business Unit Sleep. Paul Farrell served as our Vice President – Australia & New Zealand. Neither Michael Farrell nor Paul Farrell reported to Dr. Farrell. During fiscal year 2009, Michael Farrell received total cash compensation (salary plus bonus) and benefits of $364,553. During fiscal year 2009, Paul Farrell received total cash compensation (salary plus bonus) and benefits in the amount of $219,966. During fiscal year 2009, Michael Farrell received grants totaling 65,000 stock options and Paul Farrell received a grant of 10,000 stock options. They also received other benefits customary for similarly-situated employees. Michael Farrell is also a party to the change of control agreement discussed in this proxy. Compensation for affected individuals was established in accordance with the Related Party Transaction Policy which was approved in August 2007. In setting their compensation, we followed the same policies and practices that we have historically used to set compensation for other similarly-situated employees. Effective September 30, 2009, Paul Farrell relinquished his role as an employee to become Managing Director of a non-related therapy provider, ResSleep Pty Ltd. Paul Farrell is also a principal stockholder of ResSleep. On September 11, 2009, ResSleep acquired via an asset sale our Australian therapy provider division, formerly known as the ResMed Centre(s) for Healthy Sleep. The sale transaction to ResSleep involved consideration of $70,688 paid by ResSleep and the concurrent execution of a five-year agreement effective October 1 for the purchase and distribution by ResSleep of ResMed products within Australia. In connection with Paul Farrell’s separation we entered into a 12 month consulting, separation and release agreement, pursuant to which we (i) paid him approximately $133,594, representing the sum of a separation payment and amounts owed to him in leave entitlements; (ii) agreed to pay him at a later customary date bonus compensation earned as an employee through September 30; and (iii) continued the vesting of certain of his options through the 12 month consultancy, which will result in 8,500 options vesting in November 2009. The options subject to continued vesting were granted in November 2006, 2007, and 2008; all vested options from these grants will be exercisable until three months following termination of consultancy. All other options will be subject to their original terms or otherwise cancelled pursuant to the separation agreement. Negotiations of the asset sale, distribution agreement, consultancy and employment separation were conducted at arms’ length with the guidance of outside legal counsel and pursuant to the request and oversight of the Audit Committee, as well as the final approval of the full board, Dr. Peter Farrell recused.

MATTER TO BE ACTED ON – PROPOSAL 2: APPROVAL OF THE AMENDMENT TO THE 2006 PLAN

Our stockholders are being asked to approve an amendment (the Amendment) to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan (the 2006 Plan). On September 30, 2009 (US), based on the recommendation of our Compensation Committee, the board approved and adopted the Amendment, subject to approval by our stockholders. The Amendment became effective on adoption by our Board of Directors, subject to the approval of our stockholders.

The changes reflected in the Amendment are intended to:

•	rename the plan to the “ResMed Inc. 2009 Incentive Award Plan.” If our stockholders approve the Amendment, we will incorporate the Amendment and restate the Plan in full; and

•

increase the number of shares of our common stock that may be issued or transferred pursuant to awards under the 2006 Plan by 1,560,825 shares, from 9,900,000 shares to 11,460,825 shares. As of June 30, 2009, there were approximately 3,340,475 shares of the initial 9,900,000 shares remaining available for future awards under the 2006 Plan. We will not grant more than 58,700 options and no other awards between July 1, 2009 and the date of the Annual Meeting. Thus, as of the Annual Meeting and presuming approval of this proposal by our stockholders, there will be approximately 4,850,000 shares available for grant under the 2006 Plan; and

•	extend the maximum term of the 2006 Plan to September 29, 2019.

If our stockholders approve the Amendment, such approval will be considered approval of the 2009 Plan for purposes of Sections 162(m) and 422 of the US Internal Revenue Code and the 2009 Plan will be treated as a new equity plan as of the date that the board adopted the Amendment for purposes of Section 422 of the US Internal Revenue Code. If the Amendment is not approved by our stockholders, the 2006 Plan, as currently in effect, before the Board’s adoption of the Amendment will remain in full force and effect. No awards will be granted pursuant to the increase in shares being proposed under the Amendment unless and until our stockholders approve the Amendment under this proposal.

The principal features of the proposed 2006 Plan are summarized below, but the summary is qualified in its entirety by reference to the Amendment, which is attached to this proxy statement as Appendix A. We encourage you to read the Amendment carefully. You are also encouraged to read the existing Plan, which was filed as an Appendix to our 2008 proxy statement.

Purpose of the 2006 Plan

The purpose of the 2006 Plan is to continue to provide additional incentive for directors, employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of our common stock, or other rights which recognize such growth, development and financial success. Our board also believes that the 2006 Plan enables us to obtain and retain the services of directors, employees and consultants that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success. The 2006 Plan is also designed to permit us to make cash and equity-based awards intended to qualify as “performance-based compensation” under Section 162(m) of the US Internal Revenue Code.

The 2006 Plan initially became effective on August 21, 2006.

Securities Subject to the 2006 Plan

If our stockholders approve this proposal, the maximum aggregate number of shares of our common stock that may be issued or transferred pursuant to awards under the 2006 Plan will be increased by 1,560,825 shares from 9,900,000 shares to 11,460,825 shares. As of June 30, 2009, there were approximately 3,340,475 shares of the initial 9,900,000 shares remaining available for future awards under the 2006 Plan.

The 2006 Plan provides that the number of shares of our common stock available for grant under the Plan will be reduced by (i) two (2.0) shares (a decrease from two and four tenth (2.4) shares) for each one share of our common stock granted subject to any “full value award,” which is any award other than a stock option, stock appreciation right or other award for which the holder pays the intrinsic value, and (ii) one share for each share of our common stock granted subject to all other awards granted under the 2006 Plan.

The 2006 Plan counts shares on a “gross” basis and does not allow the re-grant of shares withheld or surrendered in payment of the exercise price of a stock option or tax withholding obligations of any award. In addition, shares of our common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right and shares of our common stock that we reacquire in the open market or otherwise using cash proceeds from the exercise of a stock option will not be added to the shares that are available for grant under the 2006 Plan. In the event of any cancellation, termination, expiration or forfeiture of any award under the 2006 Plan, any shares subject to the award at such time will be available for future grants under the 2006 Plan. If any shares of restricted stock are surrendered by a participant or repurchased by us pursuant to the terms of the 2006 Plan or the applicable award agreement, such shares also will be available for future grants under the 2006 Plan. The add back of shares due to the replenishment provisions of the 2006 Plan will be on a one share added back for each one share subject to a stock option, stock appreciation right and other award for which the holder pays the intrinsic value that was granted under the 2006 Plan that is subsequently terminated, expired, forfeited or lapses. For every share subject to a full value award, that expires, lapses, terminates or is forfeited, 2.0 shares will made available for issuance under the 2006 Plan. In no event, however, will any shares of common stock again be available for future grants under the 2006 Plan if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the US Internal Revenue Code.

To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2006 Plan. Additionally, available shares under a stockholder approved plan of an entity acquired by the Company or any subsidiary (as appropriately adjusted and converted into shares of our common stock to reflect the acquisition transaction) may be used for future awards under the 2006 Plan and will not be counted against the shares of common stock available for grant pursuant to the 2006 Plan, subject to applicable laws and exchange rules. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2006 Plan.

The shares of common stock covered by the 2006 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the 2006 Plan, the fair market value of a share of our common stock as of any given date generally will be the closing sales price for a share of our common stock on such date as quoted on the NYSE or, if there is no closing sales price for our common stock on such date, the closing sales price for a share of our common stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the administrator deems reliable. The closing sales price for a share of our common stock on September 21, 2009, was $45.53, as quoted on the NYSE.

Eligibility

Our employees and consultants (and the employees and consultants of our majority-owned subsidiaries) and our non-employee directors are eligible to receive awards under the 2006 Plan. As of September 21, 2009, there were approximately 2,900 eligible employees and consultants, and eight eligible directors, six of whom are non-employee directors. The administrator determines which employees, consultants and directors will be granted awards. No person is entitled to participate in the 2006 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees, non-employee directors and consultants who are selected to receive grants by the administrator may participate in the 2006 Plan.

Awards Under the 2006 Plan

The 2006 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options. Non-qualified stock options, sometimes referred to herein as NQSOs, will provide for the right to purchase shares of our common stock at a specified price not less than the fair market value for a share of our common stock on the date of grant (except for awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries), and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. NQSOs may be granted for any term specified by the administrator, but may not exceed seven years.

Incentive Stock Options. Incentive stock options, sometimes referred to herein as ISOs, will be designed to comply with the applicable provisions of the US Internal Revenue Code, and will be subject to certain restrictions contained in the US Internal Revenue Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of our common stock on the date of grant (except for awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries), may only be granted to employees. ISOs, however, may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by the Company (including all options granted under the 2006 Plan and all other option plans of the Company or any parent or subsidiary corporation) may for the first time become exercisable as ISOs during any one calendar year may not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, the 2006 Plan provides that the exercise price of an ISO must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant. Like NQSOs, ISOs usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. ISOs may be granted for any term specified by the administrator, but may not exceed seven years.

Stock Appreciation Rights. Stock appreciation rights, sometimes referred to herein as SARs, provide for the payment of an amount to the holder based on increases in the price of our common stock over a set base price. The base price of any SAR granted under the 2006 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant (except for awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries). SARs under the 2006 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator. SARs may be granted in connection with stock options or other awards, or separately. SARs may be granted for any term specified by the administrator, but may not exceed seven years.

Restricted Stock. Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance goals), as may be determined by the administrator. Restricted stock typically may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options or restricted stock units, generally will have voting rights and will receive dividends before restrictions lapse.

Deferred Stock Awards. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights before vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Restricted Stock Units. Restricted stock units entitle the holder to receive shares of our common stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance goals. The issuance of shares of our common stock pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and holders of restricted stock units do not have voting rights. Restricted stock units generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions and other restrictions are not met. The company’s policy is that dividend equivalents will not be paid with respect to restricted stock or restricted stock units that vest or are earned based on performance conditions unless and until the performance conditions have been met and the award vests or is earned.

Dividend Equivalents. Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares. Dividend equivalent rights may be granted alone or in connection with restricted stock units, deferred stock or other full value awards granted to the participant under the 2006 Plan, but may not be granted in connection with stock options or SARs. Dividend equivalents may be paid in cash or shares of our common stock, or in a combination of both, at the election of the administrator. The company’s policy is that dividend equivalents will not be paid with respect to full value awards that vest or are earned based on performance conditions unless and until the performance conditions have been met and the award vests or is earned.

Performance Awards. Performance awards may be granted by the administrator to employees, consultants or non-employee directors based on, among other things, the contributions, responsibilities and other compensation of the particular recipient. These awards generally will be based on specific performance goals and may be paid in cash or in shares of our common stock, or in a combination of both, at the election of the administrator. Performance awards may include “phantom” stock awards that provide for payments based on the value of our common stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of our common stock, or in a combination of both.

Stock Payments. Stock payments may be authorized by the administrator in the form of our common stock or an option or other right to purchase our common stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation – including, without limitation, salary, bonuses, commissions and directors’ fees – that would otherwise be payable in cash to the employee, non-employee director or consultant.

Section 162(m) “Performance-Based” Awards.

The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the US Internal Revenue Code. The administrator may grant to such persons and other eligible persons stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable on the achievement of specified performance goals which are related to one or more of the following performance criteria, as applicable to the Company or any subsidiary, division, operating unit, product or individual: net earnings (either before or after interest, taxes, depreciation and/or amortization); gross or net sales or revenue; net income (either before or after taxes); operating income (either before or after taxes); cash flow or cash flow per share (including, but not limited to, operating cash flow and free cash flow and either before or after dividends); cash flow return on investment; return on assets or net assets; return on capital (including, but not limited to, total return on capital and return on invested capital); return on stockholders’ equity; total stockholder return; economic value added; return on sales; gross or net profit, cash or operating margin; costs; funds from operations; expenses; working capital; earnings per share; price per share of our common stock or any other publicly-traded security of the Company; FDA or other regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; debt; cash; stockholder equity; factoring transactions; initiating or completing clinical studies or phases of clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); in-licensing and out-licensing of intellectual property; third-party validation of any manufacturing process of the Company, any subsidiary or any third-party manufacturer; sales or licenses of assets (including, but not limited to, intellectual property); and manufacturing yields.

Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the performance of one or more other companies. The administrator may provide at the time of grant that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. The 2006 Plan provides that any such adjustments will be based on one or more of the following: items related to a changes in applicable laws, regulations, accounting principles, or business conditions; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal of a business or segment of a business; items related to any unusual or extraordinary corporate item, transaction, event, or development; or items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles, sometimes referred to herein as GAAP.

Except as provided by the administrator, the achievement of each performance goal and any adjustments thereto will be determined in accordance with GAAP to the extent applicable.

Award Limit

The maximum number of shares that may be subject to awards granted under the 2006 Plan to any individual during any calendar year may not exceed 1,500,000 shares (2,250,000 shares in a participant’s initial year of hiring), subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our common stock (a “Corporate Transaction”) in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2006 Plan. Cash-settled performance awards granted in any calendar year may not have an aggregate maximum amount payable in excess of $3,000,000.

Vesting and Exercise of Awards

The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests. At any time after the grant of an award, the administrator may accelerate the period during which such award vests, subject to certain limitations. No portion of an award which is not vested at a participant’s termination of employment, termination of board service, or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award. There are no minimal vesting requirements for full value awards.

An option or stock appreciation right generally may only be exercised while such person remains our employee, director or consultant, as applicable, or for a specified period of time (up to the remainder of the award term) following the participant’s termination of service, as applicable, as specified by the administrator. An award may be exercised for any vested portion of the shares subject to such award until the award expires.

Only whole shares of our common stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

•	the delivery (actual or constructive through attestation) of certain shares of our common stock owned by the participant;

•	the surrender of shares of our common stock that would otherwise be issuable on exercise or vesting of the award;

•	the delivery of property of any kind which constitutes good and valuable consideration;

•

with respect to options, a sale and remittance procedure pursuant to which the optionee will place a market sell order with a broker with respect to the shares of our common stock then issuable on exercise of the option and the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares; or

•	any combination of the foregoing.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator of the 2006 Plan, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, NQSOs may also be transferred with the administrator’s consent to certain family members and trusts. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.

No Repricing

Without the approval of the Company’s stockholders, the administrator may not authorize the amendment of any outstanding award to reduce the price per share, authorize the cancellation of any award in exchange for the grant of an award with a lesser price per share, or authorize the cancellation of a stock option or stock appreciation right in exchange for cash, restricted stock or any other award, except to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2006 Plan in the event of any Corporate Transaction.

Plan Benefits

As of September 21, 2009, no equity awards had been granted under the 2006 Plan on the basis of the proposed Amendments that are the subject of this proposal. The future benefits that will be received under the 2006 Plan, if approved, by our current directors, executive officers and by all eligible employees are not currently determinable.

Equity Award Grants Under the 2006 Plan

The following table sets forth summary information concerning the number of shares of our common stock subject to options made under the Plan since the Plan’s inception on August 21, 2006 through September 21, 2009.

Named Executive Officer	# of Shares Underlying Option Grants	Weighted Average Exercise Price
Kieran C. Gallahue	575,000	$38.76
Peter T. Farrell	400,000	$41.37
Brett Sandercock	180,000	$38.80
David Pendarvis	175,000	$38.80
Robert Douglas	170,000	$37.81
All Current executive officers as a group (6 persons)	1,683,622	$37.66
All current non-employee directors as a group (6 persons)	252,000	$37.92

Nominees for Election as a Director
Peter C. Farrell	400,000	$41.37
Gary Pace	42,000	$37.92
Ronald Taylor	42,000	$37.92
All employees, including current officers who are not executive officers, as a group	5,364,778	$40.22

Adjustments for Stock Splits, Recapitalizations and Mergers

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, disposition of all or substantially all of our assets or other similar transaction that affects our common stock, the administrator of the 2006 Plan will make proportionate adjustments to any or all of:

•	the number and kind of shares of our common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2006 Plan;

•	the limitation on the maximum number and kind of shares that may be subject to one or more awards granted to any one individual during any calendar year;

•	the number and kind of shares of our common stock (or other securities or property) subject to outstanding awards under the 2006 Plan;

•	the manner in which full value awards will be counted; and

•	the grant or exercise price with respect to any outstanding award.

Change in Control

In the event of a change in control (as defined in the 2006 Plan), each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable before the transaction is completed and all forfeiture restrictions on any or all awards to lapse. The administrator may also grant awards under the 2006 Plan which provide for immediate accelerated vesting on a change in control or the occurrence of a subsequent event, such as the termination of the participant’s employment or service.

Administration of the 2006 Plan

The Compensation Committee of our board is the administrator of the 2006 Plan unless the board assumes authority for administration. The board shall administer the 2006 Plan as to awards to non-employee directors. The Compensation Committee is expected to consist of two or more directors, each of whom is intended to qualify as both a “non-employee director,” as defined in Rule 16b-3 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the US Internal Revenue Code. The board or the Compensation Committee may delegate its authority to grant awards under the 2006 Plan to a committee consisting of one or more members of the board or Compensation Committee, respectively. The board also may delegate its authority to grant awards under the 2006 Plan to a committee consisting of one or more officers of the Company. Any such committee will not be delegated the authority to grant awards to individuals who are subject on the date of grant to the reporting requirements of Section 16(a) of the Exchange Act, individuals whose compensation in the year of grant is, or in a future calendar year may be, subject to the limitation on deductibility under Section 162(m) of the US Internal Revenue Code or our officers who are delegated authority as a member of such committee. The administrator has the power to:

•	select which directors, employees and consultants are to receive awards and the terms of such awards;

•	determine whether options are to be NQSOs or ISOs, or whether awards are to qualify as “performance-based” compensation under Section 162(m) of the US Internal Revenue Code;

•	construe and interpret the terms of the 2006 Plan and awards granted pursuant to the 2006 Plan;

•	adopt rules for the administration, interpretation and application of the 2006 Plan;

•	interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2006 Plan; and

•	amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award (except in certain limited circumstances).

Because the Company and its subsidiaries have operations in Australia and other countries outside of the United States, the 2006 Plan also authorizes the administrator to make such modifications to the terms and conditions of awards, including the adoption of one or more subplans, as may be deemed advisable to ensure compliance with applicable foreign laws and listing standards, provided that any such action does not violate any other applicable law or require stockholder approval.

Amendment and Termination of the 2006 Plan

Our board or the Compensation Committee may amend the 2006 Plan at any time, subject to stockholder approval to increase the limits on the number of shares that may be issued, to materially change the eligibility requirements, to decrease the exercise price of any outstanding option or stock appreciation right granted under the 2006 Plan, or to replace any outstanding option or SAR with cash, restricted shares, or any other awards.

Our board or the compensation committee of our board may suspend or terminate the 2006 Plan at any time. If this proposal is approved by our stockholders, the 2006 Plan provides that in no event may an award be granted pursuant to the 2006 Plan on or after September 29, 2019 (an extension from October 1, 2018).

U.S. Federal Income Tax Consequences Associated with the 2006 Plan

The following is a general summary under current law of the material US federal income tax consequences to participants granted an award under the 2006 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

This summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely only on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the 2006 Plan, the optionee should not have taxable income on the grant of the option. The optionee generally should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss.

Incentive Stock Options. No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of our common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred on exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

On a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized on the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or, if less, the price at which the shares are sold) over the exercise price paid for the shares should be taxable as ordinary income to the optionee. Any additional gain or loss recognized on the disposition will be recognized as a capital gain or loss by the optionee.

We will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we or our subsidiary should be entitled to a federal income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Stock Appreciation Rights. No taxable income generally should be recognized on the grant of a stock appreciation right, but, on exercise of the stock appreciation right, the cash or the fair market value of the shares received should be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock. In general, a recipient of restricted stock should not be taxed on the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and that is non-transferable within the meaning of Section 83 of the US Internal Revenue Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date) or the shares become transferable, the recipient should recognize ordinary income equal to the fair market value of the common stock on the date the restrictions lapse or become transferable, less the amount the participant paid, if any, for such restricted stock. A recipient of restricted stock may, however, make an election under Section 83(b) of the US Internal Revenue Code to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the common stock on the date of transfer, less the amount paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock. A recipient of restricted stock units or a deferred stock award generally should not have ordinary income on grant of restricted stock units or deferred stock. When the shares of common stock are delivered under the terms of the award, the recipient should recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards. A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of common stock, the recipient will recognize ordinary income equal to the value received.

Stock Payments. A recipient of a stock payment generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares of common stock received.

Tax Deductions and Section 162(m) of the US Internal Revenue Code. Except as otherwise described above with respect to incentive stock options, we or our subsidiaries generally should be entitled to a federal income tax deduction at the time and for the same amount as the recipient recognizes as ordinary income, subject to the limitations of Section 162(m) of the US Internal Revenue Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 in any one year. The Section 162(m) deduction limit, however, does not apply to certain “qualified performance-based compensation” as provided for by the US Internal Revenue Code and established by an independent compensation committee. In particular, stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (the exercise price or base price is not less than the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2006 Plan may be “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based on the achievement of one or more pre-established objective performance goals using one of the performance criteria described above.

The 2006 Plan is structured in a manner that is intended to provide the Compensation Committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the US Internal Revenue Code. In the event the Compensation Committee determines that it is in our best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the US Internal Revenue Code. Certain awards under the 2006 Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the US Internal Revenue Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount will be subject to income tax at the regular income tax rates plus an additional 20% tax, as well as a potential interest on the tax.

ASX Listing Rule Requirements Related To Proposal 2

The ASX listing rules require that we obtain stockholders approvals of the Amendment as well as awards under the 2006 Plan to our existing directors. As a result, in voting “YES” for Proposal 2, stockholders will be approving the Amendment and the following resolution:

“That the grant of awards to acquire common stock in ResMed Inc, and the issue or transfer of common stock in ResMed Inc to the members of the Board of Directors of ResMed Inc who are in office as at the date of this resolution, under 2009 Plan as described in the Notice of Annual Meeting of Stockholders of ResMed Inc, is approved for all purposes including for the purpose of ASX listing rule 10.14.”

In accordance with ASX listing rule 10.15A:

•

For the purposes of ASX listing rule 10.15A.2, and pursuant to the “award limit” as specified in the 2006 Plan, the maximum number of shares of our common stock that may be acquired by the directors for whom approval is required under ASX listing rule 10.14 is 36,000,000 shares of common stock.

•

For the purposes of ASX listing rule 10.15A.3, the price or the formula for calculating the price for each share of common stock to be acquired under the 2006 Plan generally is the closing sales price for a share of our common stock on such date as the grant is approved by the administrator or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of our common stock on the last preceding date for which such quotation exists. The price for share for standard annual grants is the closing price of the share on the date the grant is awarded to the employee. For new hires the price is set either on the first business day of the month if the employee is hired that day or the first business day of the following month if the employee is hired after the first business day of a month.

•

For the purposes of ASX listing rule 10.15A.4, the following persons referred to in ASX listing rule 10.14 that received securities in the company under the 2006 Plan since stockholder approval was obtained on August 21, 2006, are set forth in the Director Compensation Table, under footnote number 2 concerning grants made on or after August 21, 2006. The acquisition price for an option granted to a director is nil.

•

For the purposes of ASX listing rule 10.15A.5, Peter Farrell, Kieran Gallahue, Gary Pace, Michael Quinn, Christopher Roberts, Richard Sulpizio, Ronald Taylor and John Wareham, including any director who is re-elected to serve for one or more successive terms, are those persons referred to in ASX listing rule 10.14 who are entitled to participate in the 2006 Plan.

•

For the purposes of ASX listing rule 10.15A.8, details of any securities awarded to our directors pursuant to the 2006 Plan will be published annually in our proxy statement relating to our Annual Meeting of stockholders and provided to our stockholders.

•

For the purposes of ASX listing rule 10.15A.8, any additional persons referred to in ASX listing rule 10.14 who become entitled to participate in the 2006 Plan after the Amendment is approved by our stockholders on November 18, 2009 and who was not a director of as of November 18, 2009, will not participate in the 2006 Plan until stockholder approval is obtained under ASX listing rule 10.14, if required.

•

For the purposes of ASX listing rule 10.15A.9, we will grant the awards pursuant to the 2006 Plan to those persons who are directors as of November 18, 2009, including any director who is re-elected subsequently to serve for one or more successive terms, no later than November 18, 2012.

•

For the purposes of ASX listing rule 10.15A.7, no loan will be made by the company in connection with the acquisition of any securities under the 2006 Plan by those persons who are directors as of November 18, 2009.

•	For the purposes of determining whether we have sufficient stockholder approval under the ASX listing rules, we will disregard any votes cast on Proposal 2 by:

•	a director of the company who is in office as of November 18, 2009; and

•	any associate of any director of the company who is in office as at the date of the resolution.

However, we need not disregard a vote if:

•	it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

•	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT.

MATTER TO BE ACTED ON – PROPOSAL 3: APPROVAL OF THE AMENDMENT TO THE RESMED INC. EMPLOYEE STOCK PURCHASE PLAN

Our stockholders are being asked to approve an amendment (the ESPP Amendment) to the ResMed Inc. Employee Stock Purchase Plan (the ESPP). The ESPP is designed to provide employees with the opportunity to purchase our common stock at a discount through accumulated payroll deductions during successive offering periods. On September 30, 2009, based on the recommendation of the Compensation Committee, the Board approved and adopted the ESPP Amendment, subject to approval by our stockholders. The ESPP Amendment became effective on adoption by our board, subject to the approval of our stockholders. Our ESPP continues to be intended to replace option grants for many employees and to supplement smaller option grants for management. As a compensation tool, the ESPP will continue to assist us in (1) retaining the services of our employees, (2) securing the services of new employees, (3) providing incentives for our employees to exert maximum efforts for our success, and (4) aligning the interests of our employees with the interests of our shareholders.

The changes reflected in the ESPP Amendment are intended to:

•

rename the ESPP to the “ResMed Inc. 2009 Employee Stock Purchase Program”. The ESPP, as proposed to be amended by the ESPP Amendment is referred to in this proposal as the ESPP. If our stockholders approve the ESPP Amendment, we will incorporate the ESPP Amendment and restate the ESPP in full.

•

increase the number of shares of our common stock that may be issued or transferred pursuant to awards under the ESPP by 600,000 shares, from 500,000 shares to 1,100,000 shares. As of September 21, 2009, there were approximately 102,326 shares remaining available for future awards under the ESPP. At the end of the current offering period, on October 31, 2009, we expect to issue approximately 90,000 shares.

•

clarify that the Compensation Committee, which serves as administrator of the ESPP, may exclude certain foreign nationals or other highly-compensated employees consistent with the requirements of Section 423 of the US Internal Revenue Code.

•	allow for the transfer of a participant’s options under the ESPP upon the participant’s death by will, or the laws of descent or distribution.

•	allow for the electronic delivery of plan notices.

•	adjust the term of the ESPP to expire on September 29, 2019 (previously November 13, 2013).

The principal features of the ESPP, as proposed to be amended, are summarized below, but the summary is qualified in its entirety by the text of the ESPP, which was filed as Appendix A to our 2003 proxy statement, and the ESPP Amendment, which is included as Appendix B to this proxy statement. We encourage you to read the ESPP and the ESPP Amendment carefully. If the ESPP Amendment is not approved by our stockholders, the ESPP, as in effect before the board’s adoption of the ESPP Amendment, will remain in full force and effect. No shares will be sold pursuant to the increase in shares being proposed under the ESPP Amendment unless and until our stockholders approve the ESPP Amendment under this proposal.

The ESPP is intended to qualify under Section 423 of the US Internal Revenue Code, which affords certain tax benefits under U.S. law to participants.

Plan Administration

The Compensation Committee administers the ESPP. The Compensation Committee will have the discretionary authority to administer and interpret the ESPP, including the authority to (1) determine when rights to purchase our common stock are granted and the terms and conditions of each offering period, (2) designate from time to time which of the Company’s subsidiaries are participating subsidiaries, and thus employees of such participating subsidiaries may be eligible to participate in the ESPP, (3) construe and interpret the ESPP, and the rights offered under the ESPP, (4) establish, amend and revoke rules and regulations for the administration of the ESPP, (5) amend the ESPP, as explained below, and (6) exercise other powers and perform other acts deemed necessary to carry out the intent of the ESPP. Our Board, in its sole discretion, may, at any time and from time to time, assume the responsibilities and duties of the Compensation Committee under the ESPP.

Shares Available under the ESPP

The ESPP Amendment increases the maximum number of shares authorized for sale under the ESPP, from 500,000 to 1,100,000. This increased number of shares is equal to approximately .08% of the total number of our shares of common stock outstanding on September 21, 2009. The common stock available for sale under the ESPP may be authorized, but unissued, shares, treasury shares or shares purchased in the open market or in private transactions.

Eligible Employees

Employees eligible to participate in the ESPP, as amended, generally include our employees and employees of our subsidiaries that have been designated from time to time by the Compensation Committee as participating subsidiaries in the ESPP. Directors, including Directors who are also employees of the Company are not allowed to participate in the ESPP. The Compensation Committee may, in its sole discretion and consistent with the requirements of Section 423 of the US Internal Revenue Code, exclude employees who have been employed by us or by a designated subsidiary for less than 2 years, who customarily work 5 months or less in a calendar year or are customarily scheduled to work less than 20 hours per week. The ESPP Amendment would also permit the Compensation Committee to exclude an employee who is a highly compensated employee of the Company or any participating subsidiary (within the meaning of Section 414(q) of the US Internal Revenue Code), and an employee who is a citizen or resident of a foreign jurisdiction, where the grant of an option under the ESPP would be prohibited under the laws of that foreign jurisdiction, or compliance with the laws of that foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the US Internal Revenue Code. The ESPP Amendment also clarifies that any exclusion of employees under the ESPP will be applied in an identical manner to all employees of the Company and its participating subsidiaries whose employees are granted options under the ESPP, in accordance with Section 423 of the US Internal Revenue Code. An employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all of the classes of our stock or the stock of one of our subsidiaries is not allowed to participate in the ESPP.

Sub-plans

The ESPP grants the Compensation Committee the authority to adopt sub-plans in order to ensure that the terms of the ESPP, as applicable to non-U.S. subsidiaries designated as participating subsidiaries, comply with applicable foreign laws. A sub-plan may be adopted for each non-U.S. subsidiary designated as a participating subsidiary by the Compensation Committee from time to time. Sub-plans adopted under the ESPP, will not be intended to qualify under Section 423 of the US Internal Revenue Code. At this time, a sub-plan has been adopted for ResMed GmbH, ResMed GmbH & Co. KG, and Treffpunkt Schlaf GmbH & Co. KG.

Offering

Under the ESPP, participants are offered the right to purchase shares of our common stock at a discount during successive offering periods. Each offering period under the ESPP will be for a period of time determined by the Compensation Committee of no less than 3 months and no more than 27 months. Currently, the Compensation Committee has approved successive six-month offering periods for the ESPP. The first trading day of an offering period is referred to as the date of grant. On the date of grant participants are granted the right to acquire shares of our common stock on the last trading day of the offering period. The last trading day during an offering period is thus referred to as the date of purchase. Unless a participant has previously canceled his or her participation in the ESPP, the participant will be deemed to have exercised his or her right to purchase shares in full as of each date of purchase. At exercise the participant will purchase the number of shares of common stock that his or her accumulated payroll deductions during that offering will buy at the purchase price for that offering period. The purchase price for our common stock under the ESPP will be the lesser of 85 percent of the fair market value of our common stock on the date of grant or 85 percent of the fair market value of our common stock on the date of purchase. The fair market value of our common stock on the current period’s grant date (May 1, 2009) was $38.06 and the fair market value of our common stock on September 21, 2009, was $45.53.

Subsequent offering periods are expected to commence on the conclusion of the prior offering period and continue for a period of 6 months, unless otherwise determined by the Compensation Committee.

Participation

Eligible employees can enroll under the ESPP by completing a participation agreement within the time specified by the Compensation Committee. Each participation agreement must authorize the deduction of at least 1%, but not more than 50%, of the eligible employee’s compensation towards the purchase of our common stock, unless the Compensation Committee sets a different maximum percentage. A participant’s authorized payroll deduction will be deducted on each payday during an offering period. Any amounts that are insufficient to purchase whole shares of our common stock on a date of purchase, and thus, are unused, will be carried over to the next offering period unless the participant withdraws from the ESPP, or is no longer eligible to participate in the ESPP, in which case, those unused amounts will be distributed to him or her in cash, without interest.

In no case may a participant be granted an option to purchase shares of common stock under the ESPP that, together with the other options to purchase shares of common stock under all other employee stock purchase plans (if any) of the Company or its subsidiary, accrues at a rate that exceeds $25,000 of the fair market value of such shares of common stock for any calendar year in which the option is outstanding, in accordance with Section 423 of the US Internal Revenue Code. In addition, the Compensation Committee will place a limit on the maximum number of shares any participant can acquire in a single offering period (this limit is currently 5,000 shares and is also subject to the annual $25,000 limit discussed above). If the aggregate subscriptions by all participants exceed the number of authorized shares of common stock available for purchase under the ESPP, all subscriptions will be reduced on a pro rata basis.

Except as otherwise provided by the Compensation Committee in the terms of an offering period, a participant may cancel his or her payroll deduction authorization at any time before the end of the offering period. On cancellation, the balance of the participant’s account will be refunded in cash, without interest. The Compensation Committee may provide that a participant can increase, decrease, or suspend his or her payroll deduction authorization during an offering period, in accordance with Section 423 of the US Internal Revenue Code. Additionally, if a participant ceases to be an eligible employee during an offering period, that person’s participation in the ESPP will cease and the balance of that participant’s account will be refunded to him or her in cash, without interest. However, the ESPP Amendment provides that, in the event of a death of a participant, if the participant’s option is transferred to the participant’s estate by will or the laws of descent or distribution, the decedent’s balance may continue to be applied for the acquisition of shares at the end of the relevant offering period.

Adjustments on Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

In the event of any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities, or other similar corporate transactions or events, if the Compensation Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, the Compensation Committee may adjust the number and kind of shares of securities with respect to which options may be granted, the number and kind of shares of stock subject to outstanding options, and the option price with respect to any option.

In the event of any transaction or event described above that is an unusual or nonrecurring transaction or event affecting us, any of our affiliates, or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles, the Compensation Committee may take any one or more of the following actions whenever the Compensation Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

•	provide that all rights then outstanding under the ESPP will terminate without being exercised on such date as the Compensation Committee determines in its sole discretion;

•	provide that all then outstanding rights under the ESPP will be exercised and terminate immediately after such exercise;

•

provide for either the purchase of any then outstanding right under the ESPP for an amount of cash equal to the amount that could have been obtained on the exercise of such right had the right been currently exercisable, or the replacement of the right with other rights or property selected by the Compensation Committee in its sole discretion;

•

provide that then outstanding rights under the ESPP will be assumed by the successor or survivor corporation, or a parent or subsidiary of the successor or survivor corporation, or will be substituted for by similar rights for the stock of the successor or survivor corporation, or a parent or subsidiary of the successor or survivor corporation, with appropriate adjustments as to the number and kind of shares and prices; and

•

make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding rights, or in the terms and conditions of outstanding rights, or rights which may be granted in the future.

Amendment and Termination

The Compensation Committee may at any time, and from time to time, amend, suspend or terminate the ESPP. However, without obtaining shareholder approval within 12 months before or after the action, the Compensation Committee may not amend the ESPP to either increase the number of shares that may be purchased under the ESPP or to amend the ESPP in a way that requires shareholder approval under the US Internal Revenue Code. Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board or the Compensation Committee, as applicable, may change the Offering Periods, limit the frequency and number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase of stock for each participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Compensation Committee, as applicable, determines in its sole discretion advisable which are consistent with the ESPP and Section 423 of the US Internal Revenue Code. If the ESPP Amendment is approved, the ESPP will be in effect until September 29, 2019, the day before the tenth anniversary of the adoption of the ESPP Amendment by our Board.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEE STOCK PURCHASE PLAN

The following discussion is required by rules of the Securities and Exchange Commission, and summarizes the U.S. Federal income tax consequences of an employee’s participation in the ESPP. It does not summarize tax consequences for any employees who are not U.S. taxpayers. This summary does not address federal employment taxes, state, local and foreign income taxes and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the ESPP.

The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423 of the US Internal Revenue Code. Under a plan that so qualifies, no taxable income is recognized by a participant, and no deductions are allowed to the Company, in connection with the grant of the option under the plan that occurs on the date of grant (first trading day) for an offering period or the automatic exercise of such option and acquisition of shares under the plan that occurs on the last trading day for an offering period.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares less than two years after the date of grant, or within one year after the date of purchase for those shares, then the participant generally will recognize ordinary income equal to the amount by which the fair market value of the shares on the date of purchase exceeds the purchase price paid for those shares, and the Company generally will be entitled to an income tax deduction equal in amount to such excess. The income is recognized by the participant, and the deduction taken by the Company, for the taxable year in which such sale or disposition occurs. For purposes of the US Internal Revenue Code, the date of purchase means the date the shares are issued on automatic exercise of the option on the last trading day of the offering period.

If the participant sells or disposes of the purchased shares more than two years after the date of grant and more than one year after the date of purchase for those shares, then the participant will recognize ordinary income equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition exceeds the purchase price paid for those shares or (2) 15% of the fair market value of the shares on the date of grant for the offering period in which the shares were acquired, and any additional gain upon the disposition generally will be taxed as a long-term capital gain. The income is recognized by the participant for the taxable year in which such sale or disposition occurs. The Company generally will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (2) 15% of the fair market value of the shares on the date of grant for the offering period in which those shares were acquired, will constitute ordinary income in the year of death.

PLAN BENEFITS AND ASX REQUIREMENTS FOR DIRECTORS

Directors who are not employees will not receive any benefits under the ESPP and may not participate in the ESPP. Peter Farrell, the Executive Chairman of the Board, and Kieran Gallahue, a director, as well as the President and Chief Executive Officer, will not participate in the ESPP. Both Dr. Farrell and Mr. Gallahue have irrevocably elected not to participate in the ESPP. Under the requirements of the ASX, in the event either of Dr. Farrell or Mr. Gallahue elects to participate in the ESPP, shareholder approval will be required. The Company will not issue any shares to Dr. Farrell or Mr. Gallahue under the ESPP without first obtaining any such required shareholder approval. The benefits that will be received under the ESPP by our current executive officers and by all eligible employees are not currently determinable.

VOTE REQUIRED AND BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE RESMED INC. EMPLOYEE STOCK PURCHASE PLAN.

MATTER TO BE ACTED ON – PROPOSAL 4: RATIFICATION OF SELECTION OF AUDITORS

The firm of KPMG LLP, our independent auditors for the fiscal year ended June 30, 2009, was selected by the Audit Committee to act in the same capacity for the fiscal year ending June 30, 2010. Neither the firm nor any of its members has any relationship with us or any of our affiliates except in the firm’s capacity as our auditor.

Stockholder ratification of the selection of KPMG LLP as our independent public auditors is not required by our bylaws or otherwise. However, the board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders best interests.

Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make statements if they so desire and to respond to appropriate questions from the stockholders.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

MATTER TO BE ACTED ON – PROPOSAL 5: OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

We expect to hold our 2010 Annual Meeting of Stockholders in November 2010. For stockholder proposals otherwise satisfying the eligibility requirements of Rule 14a-8 under the Exchange Act to be considered for inclusion in our Proxy Statement for our 2010 Annual Meeting, we must receive them at our principal executive office in San Diego, California, USA, on or before June 10, 2010.

Under our Amended and Restated Bylaws, to nominate a director or bring any other business before the stockholders at the 2010 Annual Meeting that will not be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing and deliver that notice to our secretary no earlier than August 19, 2010, and no later than September 8, 2010.

Our bylaws require a stockholder’s nomination to contain the following information about the nominee: (1) all information relating to the nominee that is required to be disclosed in proxy solicitations for a director election contest, or is otherwise required, in each case by the then-current version of Regulation 14A under the Securities Exchange Act of 1934, and Rule 14a-12, and (2) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Any candidates recommended by a stockholder for nomination to the board will be evaluated in the same manner that nominees suggested by board members, management or other parties are evaluated.

Our bylaws require a stockholder’s notice of a proposed business item to include: (1) a brief description of the business desired to be brought before the meeting, (2) the reasons for conducting such business at the meeting, (3) any material interest in such business of such stockholder, (4) the beneficial owner, if any, on whose behalf the proposal is made, and (5) if such business includes a proposal to amend our bylaws, the language of the proposed amendment. If the stockholder proposes to nominate a director, the notice must include all information relating to such person that is required to be disclosed under applicable SEC rules. In addition, the bylaws provide that a stockholder proposing any nomination or other business item must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (2) the class and number of shares of our capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as our director.

You may write to our secretary at ResMed Inc., 9001 Spectrum Center Blvd., San Diego, California 92123 USA to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates under the bylaws.

By Order of the Board of Directors

David Pendarvis

Secretary

Dated: October 8, 2009

APPENDIX 1: AMENDMENT TO THE AMENDED AND RESTATED RESMED INC. 2006 INCENTIVE AWARD PLAN

ResMed Inc., a Delaware corporation (the “Company”), maintains the Amended and Restated ResMed Inc. 2006 Incentive Award Plan (the “Plan”) as last approved the Company stockholders on November 19, 2008. The Plan initially became effective on August 21, 2006, the date upon which the Company’s stockholders approved the Plan. This Amendment (the “Amendment”) will be effective September 30, 2009, subject to the approval of the Company’s stockholders at the 2009 Annual Meeting of Stockholders. No awards will be granted pursuant to the increase in shares under this Amendment unless and until our stockholders approve the Amendment. Capitalized terms not defined herein shall have the meaning given to such terms in the Plan.

The purpose of this Amendment is to simplify the name of the Plan, adjust the ratio by which shares of Common Stock subject to Full Value Awards are returned to the Plan, increase the number of shares available for issuance under the Plan and extend the maximum term of the Plan. Prior to the effective date of this Amendment, no Full Value Awards have been granted under the Plan.

1. The title of the “Amended and Restated ResMed Inc. 2006 Incentive Award Plan” is amended to be the “ResMed Inc. 2009 Incentive Award Plan”. Further, Article I Section 1.32, is replaced and restated in its entirety as set forth below:

1.32 “Plan” shall mean the ResMed Inc. 2009 Incentive Award Plan, as the same may be further amended or restated from time to time.

2. Article II., Section 2.1, Shares Subject to Plan, is replaced and restated in its entirety as set forth below:

2.1 Shares Subject to Plan.

(a) Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the restated Plan shall be equal to eleven million four hundred sixty thousand eight hundred twenty-five (11,460,825) shares, representing an increase of one million five hundred sixty thousand eight hundred twenty-five shares (1,560,825) from the amounts previously authorized. The aggregate number of shares of Common Stock available for grant under the Plan shall be reduced by two (2) shares for each share of Common Stock granted subject to any Full Value Award and shall be reduced by one (1) share for each share of Common Stock granted subject to any Award that is not a Full Value Award.

(b) To the extent that an Award terminates, expires, lapses or is forfeited for any reason, any shares of Common Stock then subject to such Award shall again be available for grant pursuant to the Plan; provided, however, that the number of shares that shall again be available for grant pursuant to the Plan shall be increased by two shares for each share of Common Stock subject to a Full Value Award at the time such Full Value Award terminates, expires, lapses or is forfeited for any reason. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary, and all Substitution Awards, shall not be counted against shares of Common Stock available for grant pursuant to this Plan. Further, available shares under a stockholder approved plan of an entity acquired by the Company or any Subsidiary (as appropriately adjusted to reflect the acquisition transaction using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be counted against shares of Common Stock available for grant pursuant to this Plan, subject to applicable law and exchange rules. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be granted or awarded hereunder, subject to the limitations of Section 2.1(a). Shares of Common Stock withheld by the Company or delivered to the Company in payment of the exercise price or tax withholding obligations of any Award and shares of Common Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of such Stock Appreciation Right shall not be available for grant under the Plan. Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for grant under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3. Article XI, Section 11.2, is replaced and restated in its entirety as set forth below:

11.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Compensation Committee of the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board or the Compensation Committee of the Board, no action of the Board or the Compensation Committee of the Board may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) take any action in violation of Section 11.6 to decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) result in a material change in eligibility requirements. Except as provided in Section 11.11, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, adversely alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after September 29, 2019.

4. Except as set forth in this Amendment, all other Articles, Sections, terms and conditions of the Plan remain unchanged and in full force and effect. The Company is authorized to incorporate this Amendment into a restatement of the Plan, to be entitled the “ResMed Inc. 2009 Incentive Award Plan.”

* * * * *

I hereby certify that the foregoing was duly adopted by the Board of Directors of ResMed Inc. on September 30, 2009.

Corporate Secretary

* * * * *

I hereby certify that the foregoing was approved by the stockholders of ResMed Inc. on November 18, 2009.

Executed on this     day of                     , 2009.

Corporate Secretary

APPENDIX 2: AMENDMENT TO THE RESMED INC. EMPLOYEE STOCK PURCHASE PLAN

ResMed Inc., a Delaware corporation (the “Company”), maintains the ResMed Inc. Employee Stock Purchase Plan (the “ESPP”) as approved by the Company stockholders on November 13, 2003. This Amendment to the ESPP (the “Amendment”) will be effective on September 30, 2009 subject to the approval of the Company’s stockholders at the 2009 Annual Meeting of Stockholders. No shares will be sold pursuant to the increase in shares being proposed under this Amendment unless and until our stockholders approve the Amendment.

The purpose of this Amendment is to increase the number of shares available for distribution under the ESPP, to extend the maximum term of the ESPP, and to make certain other clarifying changes.

1. The title of “The ResMed Inc. Employee Stock Purchase Plan” is hereby amended to be the “ResMed Inc. 2009 Employee Stock Purchase Plan”. Further, Section 1.(v) is hereby replaced and restated in its entirety as set forth below:

(v) “Plan” means the ResMed Inc. 2009 Employee Stock Purchase Plan, as amended and/or restated from time to time.

2. Section 1.(l) is hereby replaced and restated in its entirety as set forth below:

“Eligible Employee” means an Employee of the Company or any Designated Subsidiary who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Committee may determine in its discretion, and if so determines, shall set forth in the terms of the applicable Offering Period, that an Employee of the Company or any Designated Subsidiary shall be eligible to participate in such Offering Period, unless, as of the first day of such Offering Period: (1) such Employee has been in the employ of the Company or any Designated Subsidiary for less than two years; (2) such Employee’s customary employment with the Company or any Designated Subsidiary is twenty hours or less per week and/or less than five months per calendar year; (3) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code; and/or (4) such employee is a citizen or resident of a foreign jurisdiction and the grant of an Option under the Plan is prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code; provided, that any exclusion in clauses (1), (2), (3) and (4) shall be applied in an identical manner to all employees of the Company and all Designated Subsidiaries whose employees are granted Options under the Plan, in accordance with Treasury Regulation Section 1.423-2(e).

3. Section 2. is replaced and restated in its entirety as set forth below:

Stock Subject to the Plan. Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 1,100,000 shares of common stock.1 The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of this Plan, unless this Plan shall have been terminated, but all shares sold under this Plan, regardless of source, shall be counted against the limitation set forth above.

[1]	The ESPP was initially approved with an aggregate of 3,250,000 shares of common stock that were issuable under the ESPP, which number of shares was subsequently adjusted to 6,500,000 shares due to a stock split of the Company’s common stock. The Board of Directors approved a reduction in the number of shares of common stock issuable under the ESPP, from 6,500,000 to 500,000. This Amendment represents an increase of 600,000 shares of common stock that will be issuable under the ESPP, for a total of 1,100,000 shares of common stock issuable under the ESPP.

4. Section 3.(b) is hereby amended by striking each occurrence of the word “Committee” in the second sentence thereof and replacing it with the word “Company”.

5. Section 4.(a) is hereby amended by striking the word “full” and replacing it with the word “fractional”.

6. Section 6. is hereby replaced and restated in its entirety as set forth below:

Termination of Employment. If the employment of a Participant with the Company or a Designated Subsidiary terminates for any reason, other than by reason of the Participant’s death, the Participant’s participation in the Plan automatically shall terminate as of the date of the termination of the Participant’s employment. In the event of a Participant’s death, the Option may be exercised by the Participant’s estate if the Option is transferred by will or the laws of descent and distribution, in accordance with Section 7, and after such exercise, the Participant’s participation in the Plan shall terminate. If the Participant’s Option is not transferred to the Participant’s estate by will or the laws of descent and distribution, then Participant’s participation in the Plan shall terminate as of the date of Participant’s death. As soon as practicable after the termination of the Participant’s participation in the Plan, the Company or Designated Subsidiary employing the Participant shall pay to the Participant (or the Participant’s estate, if applicable) the amount credited to the Participant’s Account in one lump sum payment in cash, if applicable, without any interest thereon, and subject to Section 17, the Company shall (or shall cause the Agent to) deliver to the Participant (or the Participant’s estate, if applicable) certificates for any whole shares of Stock purchased by the Participant, if applicable. On a Participant’s termination of employment or death covered by this subsection, the Participant’s Authorization and Option under the Plan shall terminate.

7. Section 7. is hereby replaced and restated in its entirety as set forth below:

Restriction upon Assignment. An Option granted under the Plan shall not be transferable, other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Other than the transfer of an Option by will or the laws of descent and distribution, the Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s Option or any rights under the Participant’s Option. But, in the event of the death of a Participant, the Company may recognize the transfers of an Option granted under the Plan or the right to apply pursuant to the operation of a will or the laws of descent or distribution.

8. Section 15. is hereby replaced and restated in its entirety as set forth below:

Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until September 29, 2019, unless sooner terminated in accordance with Section 11. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve months after the date of the adoption of the Plan by the Board. Options may be granted before such stockholder approval; provided, however, that such Options shall not be exercisable before the time when the Plan is approved by the Company’s stockholders; and, provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate without being exercised.

9. Section 19. is hereby replaced and restated in its entirety as set forth below:

Notices. Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Participant shall be addressed to such Participant at such Participant’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if provided through an electronic means such as email or facsimile or if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

10. Except as set forth in this Amendment, all other Articles, Sections, terms and conditions of the ESPP shall remain unchanged and in full force and effect.

* * * * *

I hereby certify that the foregoing was duly adopted by the Board of Directors of ResMed Inc. on September 30, 2009.

Corporate Secretary

* * * * *

I hereby certify that the foregoing was approved by the stockholders of ResMed Inc. on November 18, 2009.

Executed on this      day of                     , 2009.

Corporate Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF RESMED INC.

Date: Tuesday, November 17, 2009 at 3:00 p.m. (U.S. Pacific Time) Wednesday, November 18, 2009 at 10:00 a.m. (Australian Eastern Time)

Location: Corporate offices of ResMed Limited

1 Elizabeth Macarthur Drive

Bella Vista, NSW 2153

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M17338-P84136

ResMed Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Pendarvis and Brett Sandercock as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of ResMed Inc. held of record by the undersigned on September 21, 2009, at the Annual Meeting of Stockholders to be held in the offices of ResMed Inc. located at 1 Elizabeth Macarthur Drive, Bella Vista, NSW 2153, on Tuesday, November 17, 2009 at 3:00 p.m. (US Pacific Time), Wednesday, November 18, 2009 at 10:00 a.m. (Australian Eastern Time) or any adjournment or postponement thereof. ( See reverse for voting instructions)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time November 16, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by ResMed Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ResMed Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

RESMED INC.

9001 SPECTRUM CENTER BLVD.

SAN DIEGO, CA 92123

ATTN: CONSTANCE BIENFAIT

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M17337-P84136

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RESMED INC.

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

1. Election of three directors, each to serve for a three-year term.

For Against Abstain

Nominees:

1a) Peter Farrell

1b) Gary Pace

1c) Ronald Taylor

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposal(s):

2. Approval of the Amendment to the Amended and Restated ResMed Inc. 2006 Incentive Award Plan, to rename the plan, increase the number of shares authorized for issuance there under from 9,900,000 to 11,460,825, and extend the term of the plan from October 1, 2018 to September 29, 2019, which approvals will also constitute approval under Australian Stock Exchange (ASX) Listing Rule 10.14, including approval of the issuance of shares to our directors, officers, employees and consultants as set forth in the plan; and

For Against Abstain

3. Approval of the Amendment to The ResMed Inc. Employee Stock Purchase Plan to rename the plan, to increase the number of shares authorized for issuance there under from 500,000 to 1,100,000 and extend the maximum term of the plan from November 13, 2013 to September 29, 2019, and make certain other changes; and

4. Ratification of the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending June 30, 2010; and

5. Transaction of such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date